Exhibit 10.31

AGREEMENT TO PURCHASE APARTMENTS

THIS AGREEMENT TO PURCHASE APARTMENTS (the “Agreement”) is made as of March 2, 2022 (the “Effective Date”) by and between HILLTOP CONROE, LP, a Delaware limited partnership (“Seller”) and CFIM ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.     Seller is the fee simple title owner of the land and certain improvements having a street address of 1840 Longmire Road, Conroe, Montgomery County, Texas 77057, and commonly known as the “Landings of Conroe Apartments”.

B.     Seller desires to sell, and Purchaser desires to purchase, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.01.     Definitions. As used herein, the following terms shall have the respective meanings indicated below:

Access Agreement: That certain Access and Due Diligence Agreement dated February 22, 2022 between Seller and Purchaser.

Accessibility Code: Americans With Disabilities Act of 1990, as amended from time to time.

Agreement: This Agreement to Purchase Apartments, including the Exhibits, which are incorporated herein.

Apartments: The 200-unit multifamily residential apartment property, with related amenities, located on the Land and commonly known as the Landings of Conroe Apartments.

Appurtenances: All of Seller’s right, title and interest in appurtenances to the Land, including without limitation, any right, title and interest of Seller in and to any and all easements, adjacent streets, waterways, roads, alleys, or rights of way open or proposed, and all rights, titles, and interests of Seller in and to any reversionary rights, if any, attributable or appurtenant to the Land.

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Assumed Service Contracts: Collectively, the Mandatory Assumed Service Contracts and the Elected Assumed Service Contracts.

Bill of Sale: As defined in Section 7.02(b).

Broker: As defined in Section 15.02.

Business Day: A day which is not a Saturday, Sunday, national holiday or a bank holiday in Houston, Texas.

Cap: As defined in Section 5.04.

Casualty Notice: As defined Section 12.01.

Changed Condition: As defined in Section 5.05.

Closing: As defined in Section 7.01.

Closing Date: As defined in Section 7.01.

Closing Statement: The Seller’s Statement, as defined in Section 7.02(i), and the Purchaser’s Statement, as defined in Section 7.03(f), respectively, each as prepared by Escrow Agent on Escrow Agent’s standard form.

Code: As defined in Section 5.01(m).

Confidential Information: As defined in Section 4.08.

Cost to Repair: As defined in Section 12.01.

Damage: As defined in Section 12.01.

Deed: As defined in Section 7.02(a).

Deposit: As defined in Section 3.02.

Development Rights: Any and all applications, permits, approvals, and licenses; utility service commitments, rights, allocations, taps and connections; living unit equivalents; rights under any traffic phasing agreements or similar agreements; rights under preliminary plans, plats, and other development approvals; rights to receive or install water, wastewater, electricity, gas, telephone (including all telephone and facsimile numbers now serving the Apartments), telecommunications (including cable television, ISDN lines, etc.), drainage, satellite, or other utilities or services; and rights to build, construct or install streets, driveways or other access to the Land, but only to the extent the above described items are appurtenant to and benefit the Real Property and to the extent transferrable by Seller without cost, unless Purchaser agrees to pay for same.

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Due Diligence Documents: As defined in Section 4.02.

Effective Date: As defined in the preamble of this Agreement.

Elected Assumed Service Contracts: As defined in Section 4.04.

Environmental Laws: Any and all federal, state or local laws (including common law), rules, regulations, orders, ordinances, permits, authorizations, writs, judgments, injunctions, decrees or determinations, whether issued by a court or a government agency, in effect prior to or during the period of this Agreement relating to the protection of the environment, the release of any Hazardous Materials into the environment, the generation, management, transportation, storage, treatment and disposal of Hazardous Materials, or the pollution of air, soil, groundwater or surface water (including, without limitation, the Clean Air Act, the Toxic Substance Control Act, the Clean Water Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Resource Conservation and Recovery Act, all as amended, including similar state or local laws) or relating to any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof, including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials.

Escrow Agent: Heritage Title of Austin, Inc.; 200 W. 6th Street, Austin, Texas 78701; Attention: John Bruce; Telephone: (512)505-5012; email: jbruce@heritage-title.com.

Existing ESA: Phase I Environmental Assessment Report prepared by Partner Engineering and Science, Inc., dated April 26, 2018, Partner Project No. 18-213375.1.

Existing Survey: As defined in Section 6.01(a).

Existing Title Policy: The Owner’s Title Insurance Policy issued to Seller at the time of acquisition of the Property and delivered to Purchaser with the Due Diligence Documents.

FIRPTA Certificate: As defined in Section 7.02(h).

Hazardous Materials: Any hazardous or toxic substances, materials, or wastes, including, but not limited to, those substances, materials, or wastes listed in the United States Department of Transportation Table [49 CFR 172.101] or by the Environmental Protection Agency as Hazardous Substances [40 CFR Part 302] and amendments to the foregoing statutes, or such substances, materials, or wastes which are or become regulated under any applicable Environmental Law, including, without limitation, any material, waste, or substance that is: (i) petroleum, petroleum based or petroleum additives and derived substances; (ii) asbestos; (iii) polychlorinated biphenyls; (v) designated as “hazardous substance” pursuant to §311 of the Clean Water Act, 33 U.S.C. §1251, et seq. [33 U.S.C. §1321] or listed pursuant to §307 of the Clean Water Act [33 U.S.C. §1317]; (v) defined as a “hazardous waste” pursuant to §1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq. [42 U.S.C. §6903]; or (viii) defined as a “hazardous substance” pursuant to §101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq. [42 U.S.C. §9601] or any other Environmental Law.

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Improvements: The buildings, structures (surface and subsurface) and other improvements, including such fixtures as shall constitute real property, located on the Land.

Independent Consideration: As defined in Section 3.04.

Inspection Period: As defined in Section 4.01.

Intangible Personal Property: All general intangibles used in connection with the ownership, management or operation of the Property, including without limitation, the Development Rights, names, goodwill, trademarks and trade names associated with the Property that are owned by Seller, including the nonexclusive right (which right is exclusive as against Seller and its affiliates) to use the name “Landings of Conroe”, all marketing and promotional materials specific to the Property, including any such items in digital form, and the website www.landingsofconroe.com, all of Seller’s interest in and to the Assumed Service Contracts, all existing guaranties and warranties made by third parties to Seller (excluding any warranties of title) with respect to the Property, which such warranties shall be transferred by Seller to Purchaser at Seller’s sole cost and expense, and all of Seller’s rights, if any, and only to the extent assignable, in and to all telephone numbers, all non-confidential and non-proprietary computer records, files, and data with respect to the Property; provided in no event shall “Intangible Personal Property” include rights to use the name “Hilltop”, or any trademarks associated with Hilltop Residential, or any website that is linked to other properties owned by affiliates of Seller.

Land: The parcel of real estate described in Exhibit A attached hereto, together with all rights, title and interest, if any, of Seller in and to (i) strips or gores, if any, between the Land and abutting properties and (ii) all water, oil, gas and mineral rights of any kind or character pertaining to the Land.

Lease and Service Contract Assignment: As defined in Section 7.02(c).

Lease Documents: As defined in Section 4.02.

Leases: All leases of the Improvements, including leases which may be made by Seller after the Effective Date and prior to the Closing Date as permitted by this Agreement.

Legal Requirements: (i) All laws, statutes, codes (including, without limitation, the Accessibility Code), acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates (including the certificate of occupancy issued for the Property), directions and requirements, including the Environmental Laws and any applicable zoning, building, housing or similar law, ordinance, code, order or regulation of all governments and governmental authorities having jurisdiction of the Apartments, which now or hereafter may be applicable to the Property, and the operation thereof, and (ii) all covenants, easements and restrictions affecting the Property.

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Mandatory Assumed Service Contracts: As defined in Section 4.04.

Mandatory Cure Items: As defined in Section 6.01(b).

Notices: As defined in Section 13.01.

Obligations: All payments required to be made and all covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

Objectionable Environmental Matter: the disclosure by the Existing ESA or any Updated ESA of any matter related to the environmental condition of the Property that (A) is not reasonably susceptible to cure or (B) with respect to any Updated ESA, was not disclosed in the Existing ESA, and in each case would be reasonably likely to materially and adversely affect the ownership, current use, or current operation of the Property.

Objectionable Title Matter: the disclosure in the Title Commitment, Existing Survey, any Updated Survey or any Updated Title Commitment of any defect of title or any other matter related to the state of title to the Property that (A) is not reasonably susceptible to cure, or (B) with respect to the Title Commitment or any Updated Title Commitment, was not a matter shown in Seller’s Existing Title Policy or (C) with respect to the Updated Survey was not a matter shown in the Existing Survey, and in each case would be reasonably likely to materially and adversely affect the ownership, current use, or current operation of the Property, or (D) that is a Mandatory Cure Item.

Operating Statements: As defined in Schedule 4.02.

Permitted Exceptions: Any liens, encumbrances, restrictions, exceptions and other matters disclosed in the Title Commitment, Existing Survey and Updated Survey and approved or deemed approved by Purchaser in accordance with the provisions contained in Section 6.01, to which title to the Property will be subject on the Closing Date. Notwithstanding anything to the contrary in this Agreement, Permitted Exceptions do not include Mandatory Cure Items.

Permitted Outside Parties: As defined in Section 4.08.

Personalty: All fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description owned by Seller and whether located at the Apartments or used in connection with the operation, maintenance or management of the Apartments, all of which have been listed, set forth or otherwise described in the Due Diligence Documents, including all computer and information technology equipment (i.e., personal computers, monitors, routers, hubs, modems, printers), but excluding any computer software owned by the Seller’s property manager. Personalty includes, without limitation, those items listed on Exhibit H hereto.

Property: Collectively, the (i) Real Property, (ii) Personalty, (iii) Development Rights, (iv) Appurtenances, (v) Leases and (v) Intangible Personal Property.

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Proration Date: The day immediately preceding the Closing Date.

Purchase Price: As defined in Section 3.01.

Purchaser Investigation: As defined in Section 4.03.

Purchaser Reports: As defined in Section 4.09.

Purchaser’s Representatives: As defined in Section 4.03(a).

Real Property: The Land together with the Appurtenances and the Improvements located on the Land.

Refundable Termination Right: As defined in Section 3.02.

Rent Roll: As defined in Section 5.01(c).

Seller Notice: As defined in Section 6.01(b).

Seller Representations: As defined in Section 4.07.

Seller’s Representative: As defined in Section 5.06.

Seller Response Period: As defined in Section 6.01(b).

Seller Surviving Representations: As defined in Section 5.03.

Service Contracts: The service, equipment, supply, maintenance or concession agreements with respect to or affecting all or any portion of the Property, excluding, however, any property management agreements.

Studies: Any and all plans, engineering plans, drawings, architectural drawings, shop drawings, specifications, surveys, blueprints, site plans, mylars, patents, copyrights, designs, plans and surveys related to water, sewer, paving, grading and drainage, soils reports, environmental site assessments or audits, feasibility studies, zoning documents, brochures, market materials, and other technical descriptions that relate to the Real Property in Seller’s possession or control.

Survival Period: As defined in Section 5.03.

Tax Appeal: As defined in Section 5.01(l).

Tenant Notices: As defined in Section 7.02(e).

Tenants: Those parties who have executed Leases which are currently in full force and effect, or will be in full force and effect as of Closing.

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Termination Notice: As defined in Section 4.05.

Title Commitment: The commitment for title insurance issued by the Escrow Agent on behalf of the Title Company in accordance with Section 6.01(a)(ii).

Title Company: Old Republic Title Insurance Company.

Title Defect: A lien, claim, charge, security interest or encumbrance affecting the Property that is not acceptable to Purchaser, and excluding all Permitted Exceptions.

Title Documents: As defined in Section 6.01(a).

Title Notice: As defined in Section 6.01(b).

Title Objection Date: As defined in Section 6.01(b).

Title Policy: The T-1 Owner’s Policy of Title Insurance in the amount of the Purchase Price that the Title Company commits to issue pursuant to the Title Commitment and any Updated Title Commitment(s) issued as required by Section 6.01(a) hereof.

Updated ESA: Any environmental site assessment covering the Property and obtained by Purchaser or its lender during the Inspection Period.

Updated Survey: As defined in Section 6.01(a)(i).

Updated Title Commitment: As defined in Section 6.02.

Voluntary Liens: As defined in Section 6.01(b).

1.02.    References. Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits and/or Schedules refer to the Exhibits and/or Schedules attached hereto. The words “hereby,” “hereof,” “herein,” “hereof,” “hereto,” “hereunder,” “hereinafter,” and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

ARTICLE II

SALE AND PURCHASE

2.01.    Sale and Purchase. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.

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ARTICLE III

PURCHASE PRICE

3.01.     Purchase Price. The purchase price (“Purchase Price”) for the Property shall be Forty-Three Million Four Hundred Thousand and No/100 Dollars ($43,400,000.00).

3.02.     Deposit. Not later than two (2) Business Days after the Effective Date, Purchaser shall deposit the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Deposit”), in cash or immediately available federal funds. Notwithstanding anything to the contrary herein, the Deposit shall be non-refundable to the Purchaser unless the Purchaser terminates this Agreement pursuant to a right to terminate this Agreement in connection with (a) a Seller default as provided in Section 14.01, (b) an Objectionable Environmental Matter or Objectionable Title Matter as provided in Section 4.06, 6.01(b), or 6.02, (c) a casualty as provided in Section 12.01, (d) a condemnation as provided in Section 12.02, (e) any other termination right set forth in Section 5.05, (f) the failure of a condition to Closing as provided in Section 10.02 or (g) the termination right expressly identified herein as a “Refundable Termination Right” in Section 4.05 (each, a “Refundable Termination Right”). In the event Purchaser terminates this Agreement pursuant to a Refundable Termination Right, then the entire Deposit shall be delivered to Purchaser. If the Purchaser terminates this Agreement prior to the end of the Inspection Period for a reason other than a Refundable Termination Right, the Deposit will be returned delivered to Seller. Provided Purchaser has not terminated this Agreement prior to the expiration of the Inspection Period pursuant to the terms hereof, the entire Deposit shall become fully non-refundable and payable to Seller, except as otherwise expressly provided herein. If the sale hereunder is consummated in accordance with the terms hereof, the Deposit shall be paid to Seller and applied to the Purchase Price to be paid by Purchaser at the Closing. If the transaction contemplated hereby does not close because of uncured default by Purchaser under Section 14.02, or in the event that this Agreement is terminated for any reason other than a Refundable Termination Right, the parties agree that the Deposit shall be delivered to Seller as liquidated damages and as Seller’s sole and exclusive remedy as hereinafter more specifically set forth, which amount the parties agree is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including, without limitation, the relationship of such harm to Seller that reasonably could be anticipated, Seller’s anticipated use of the proceeds of sale, and the fact that proof of actual damages would be impossible to determine. The Deposit shall be held and invested in U.S. Government obligations, certificates of deposit, money market funds, or in such other interest bearing investment as Purchaser shall direct in writing. All interest accruing on the Deposit shall be deemed part of the Deposit for all purposes hereunder.

3.03.     Payment of Balance of Purchase Price. The Purchase Price, subject to prorations and adjustments as provided in Article VIII, and after application of the Deposit shall be paid on the Closing Date in cash by wire transfer of immediately available funds, to the Escrow Agent, against delivery of instruments of transfer and the other documents specified in Sections 7.02 and 7.03.

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3.04.    Independent Consideration. Seller and Purchaser hereby acknowledge that $100.00 of the Deposit is independent consideration for this Agreement (the “Independent Consideration”), as consideration for Purchaser’s exclusive option to purchase the Property, for Purchaser’s right to inspect the Property and conduct the feasibility and other investigations set forth in Section 4.03 below, and for Seller’s execution, delivery, and performance of this Agreement. The Independent Consideration is not refundable and, upon Closing or upon any termination of this Agreement, Escrow Agent must disburse the Independent Consideration to Seller. If Escrow Agent returns the Deposit to Purchaser in accordance with this Agreement for any reason, Escrow Agent must deliver the Independent Consideration to Seller notwithstanding any other provision of this Agreement.

ARTICLE IV

INSPECTION PERIOD

4.01.    Inspection Period. The “Inspection Period” shall be the period from the Effective Date until 5:00 P. M. Central Time on March 24, 2022.

4.02.    Delivery of Due Diligence Documents to Purchaser. By not later than the Effective Date, or such earlier deadline stated in the Access Agreement, Seller shall, to the extent in Seller’s possession or control, make electronically available (except as otherwise at provided below) to Purchaser for its review copies of the documents listed on Schedule 4.02 attached hereto (collectively, the “Due Diligence Documents”).

Seller shall also make all Leases and all tenant correspondence, and other leasing-related documentation, including, without limitation, tenant profiles or surveys, and unit floor plans (collectively the “Lease Documents”), available to Purchaser at the Property upon reasonable prior notice to Seller (which such notice may be given by e-mail to Brad Kosley at bkosley@livehilltop.com (but not less than two (2) Business Days) and during normal business hours throughout the Inspection Period, or if the Lease Documents currently exist in electronic form, will as of the Effective Date make the Lease Documents electronically available to Purchaser.

4.03.    Review and Inspection; Indemnity. During the Inspection Period, Seller hereby grants to Purchaser a license to enter upon the Property and make such reasonable, nondestructive investigations, studies and tests, including, without limitation, surveys and engineering studies (individually, a “Purchaser Investigation” and collectively, the “Purchaser Investigations”), as Purchaser deems necessary or advisable; provided, however, that Purchaser shall not be permitted to conduct (i) any intrusive inspection or test, (ii) any “Phase II” type testing or investigation or (iii) any testing scope that is beyond a customary “Phase I” investigation (including, without limitation, any core sampling, soils testing, vapor testing, air-quality testing, infrared testing, testing of on-site materials or other similar testing, sampling or investigation) without Seller’s prior written consent, in Seller’s sole discretion. Purchaser shall conduct all Purchaser Investigations strictly in accordance with the following procedures:

(a)    Seller shall permit access to the Property by Purchaser and Purchaser’s engineers, contractors and environmental consultants (collectively, “Purchaser Representatives”), for the purpose of conducting the Purchaser Investigations. Purchaser’s Representatives, for the purpose of conducting the Purchaser Investigations.

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(b)    All Purchaser Investigations shall be conducted during the normal business hours of the Property, unless Seller otherwise approves in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser shall deliver to Seller a written notice (which may by email) to Brad Kosley at bkosley@livehilltop.com of Purchaser’s intent to enter the Property at least two (2) Business Days day prior to the intended date of entry. Each such request shall specify and provide (i) the intended date of entry, (ii) a detailed description of the proposed Purchaser Investigations, including, without limitation, a list of contractors who will be performing the proposed Purchaser Investigation, (iii) a copy, if applicable, of the Purchaser’s testing plan as described in Section 4.03(c) and such other information as Seller reasonably requires in connection with such proposed Purchaser Investigation. Neither Purchaser nor any Purchaser Representative shall enter any Property until Seller has given written approval of both the request and any testing plan.

(c)    Before conducting any test or investigation involving physical disturbance or invasive testing of any portion of the Property, Purchaser shall provide Seller with a reasonably detailed testing plan outlining the tests Purchaser intends to perform. No such tests shall be conducted without Seller’s prior written approval of the testing plan and the specific test or investigation.

(d)    A representative of Seller shall have the right, but not the obligation, to be present during any Purchaser Investigation; provided, however, that inability or unwillingness of the Seller to be present for any Purchaser Investigation shall not delay such Purchaser Investigation.

(e)    Neither Purchaser nor any Purchaser Representative shall interfere unreasonably with the use, occupancy or enjoyment rights of any tenants or occupants of the Property or of such tenant’s or occupant’s employees, contractors, customers or guests. Neither Purchaser nor any Purchaser Representative shall injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant of the Property or their guests or invitees.

(f)    Purchaser agrees (1) to promptly pay when due all costs associated with Purchaser Investigations and (2) not to cause, permit or suffer any lien or encumbrance to be asserted against the Property related to the Purchaser Investigations.

(g)    Purchaser shall comply with all federal, state and local laws, rules, regulations and ordinances which might in any way relate to the Purchaser Investigations.

(h)    During the Purchaser Investigations, Purchaser shall maintain (1) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000.00) for bodily or personal injury or death and (2) property damage insurance in the amount of at

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least One Million Dollars ($1,000,000.00). Upon request from Seller, Purchaser shall deliver to Seller a certificate evidencing the commercial general liability and property damage insurance before conducting any Purchaser Investigation on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least “A:V” by Best’s Rating Guide (or a comparable rating by a successor rating service). Such insurance policies shall name Seller as an additional insured.

(i)    Upon Purchaser’s completion of the Purchaser Investigations, and to the extent directly related to the Purchaser Investigations, Purchaser shall be responsible for returning the Property to substantially the condition existing prior to Purchaser’s first entry onto the Property for the Purchaser Investigations. Neither Purchaser nor any Purchaser Representative shall damage any part of the Property or any personal property owned or held by any tenant or third party.

(j)    Purchaser shall indemnify, defend and hold harmless Seller from any and all losses, costs, liens, claims, causes of action, liability, damages, expenses and liability (including, without limitation, court costs and reasonable attorneys’ fees) suffered by Seller that directly arise from any Purchaser Investigation conducted by Purchaser and/or any Purchaser Representative. This indemnity provision shall survive for a period of one (1) year after termination of this Agreement, but will not be construed to require Purchaser to indemnify, defend or hold harmless Seller from (a) any liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination) or (b) the consequences of any act or omission on the part of Seller or any of its agents or employees.

(k)    In the event any Hazardous Materials are encountered during the course of any inspection, tests or investigations, Purchaser shall notify Seller promptly and discontinue any further inspections, testing, or investigations for the presence of Hazardous Materials pending further discussions with Seller, and, in such event, Purchaser’s Inspection Period shall be extended by the number of days that Purchaser was required to discontinue further inspections, testing, or investigations for the presence of Hazardous Materials.

4.04.    Service Contracts. Notwithstanding anything contained herein to the contrary, Purchaser will not be obligated to assume any Service Contracts of whatever nature other than those set forth on Schedule 4.04 attached hereto (the “Mandatory Assumed Service Contracts”) and those Service Contracts that Purchaser elects to assume by providing notice to Seller of such election prior to the end of the Inspection Period (the “Elected Assumed Service Contracts”). Seller shall terminate any terminable Service Contract other than the Assumed Service Contracts: provided, however, that Purchaser and Seller acknowledge and agree that: (i) all costs and expenses associated with any such termination shall be paid by Purchaser; (ii) any such termination may be conditioned on the completion of the Closing; and (iii) any such termination shall be effective only after expiration of any notice or grace period specified in the provisions of the applicable Service Contract (which may not occur until after the Closing). Any and all Service Contracts not fully and effectively terminated as of Closing shall be assumed by Purchaser at Closing. Notwithstanding anything in this Agreement to the contrary, to the extent the assignment of any Elected Assumed Service Contract requires the consent of the counter-party to such Service

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Contract, (x) Seller shall use commercially reasonable efforts to obtain such consent, and (y) Purchaser shall be responsible for any fees associated with such consent. In the event Seller, after using commercially reasonable efforts, is unable to obtain the consent of any particular Service Contract counter-party, such Service Contract shall be terminated in accordance with this Section 4.04. Notwithstanding anything to the contrary herein, Seller shall terminate at Closing any property management agreements and leasing agreements affecting the Property, at no cost to Purchaser.

4.05.    Purchaser’s Termination Rights. If, as a result of the inspections conducted pursuant to this Agreement, Purchaser determines, in its sole and absolute discretion, that the Property is not suitable to Purchaser for any reason or no reason, then Purchaser may terminate this Agreement by written notice given to Seller on or before the expiration of the Inspection Period (the “Termination Notice”), in which event, the Deposit will be released to Seller, unless such termination is pursuant to a Refundable Termination Right (in which event the Deposit will be returned to Purchaser), and neither party shall have any further obligation or liability to the other party hereunder except that Purchaser shall remain liable for its indemnity obligations under Section 4.03 and such other obligations that expressly survive the termination of this Agreement. If Purchaser fails to provide the Termination Notice in accordance with this Section 4.05 prior to the expiration of the Inspection Period, Purchaser’s right to terminate this Agreement under this Section 4.05 shall expire.

4.06.    Objectionable Environmental or Objectionable Title Matters. In the event that the (a) Existing ESA or Updated ESA discloses an environmental issue or any other matter that constitutes an Objectionable Environmental Matter or (b) the Existing Survey, Title Commitment, Updated Survey or Updated Title Commitment discloses a title defect or any other matter that constitutes an Objectionable Title Matter, Purchaser shall notify Seller in writing (an “Objection Notice”) of such Objectionable Environmental Matter and/or Objectionable Title Matter (collectively, the “Objectionable Matters” and individually, an “Objectionable Matter”) to which Purchaser objects by not later than March 18, 2022 (except, in the case of any Updated Title Commitment, by not later than three (3) Business Days after Purchaser’s receipt thereof as set forth in Section 6.02 below), which Objection Notice must specify the reason such matter(s) constitute an Objectionable Matter, and with respect to any Objectionable Environmental Matter, if requested by Seller, Purchaser shall provide a copy of the Purchaser’s environmental report(s) that describes such Objectionable Environmental Matter. Seller may elect to cure the Objectionable Matter(s) by providing written notice to Purchaser within one (1) Business Days after receipt of the Objection Notice and shall thereafter complete the cure of such Objectionable Matter by the Closing Date subject to the provisions hereinafter set forth (an “Objectionable Matter Cure”). Seller’s failure to provide an Objection Response within the period set forth above with respect to any Objectionable Matter referenced in an Objection Notice shall constitute its intention to decline to cure such Objectionable Matter. If Seller declines to cure (or is deemed to decline to cure) any Objectionable Matter, Purchaser shall have the right to terminate this Agreement in accordance with Section 4.05 hereof prior to the expiration of the Inspection Period and receive a return of the entire Deposit. If Seller agrees to undertake an Objectionable Matter Cure and fails to complete such cure prior to Closing, Purchaser shall have the right to terminate this Agreement, such termination right shall be deemed a default by Seller under Section 14.01.

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4.07.    “As Is” Sale. As a material inducement to Seller to execute, deliver and perform this Agreement, Purchaser acknowledges that it is accepting the condition of the Property “AS IS” and subject to all faults and defects (including latent defects), if any, that exist, and subject to all violations, if any, of Legal Requirements that exist, except to the extent any such matter is the subject of the Seller Cumulative Representations (as defined below). Purchaser acknowledges that, except for the (a) special warranty of title contained in the Deed or any representation of Seller in any other agreement or instrument delivered by Seller at Closing and (b) the express representations and warranties of Seller set forth in Section 5.01 (the representations and warranties set forth in Section 5.01 are collectively called the “Seller Representations”; together with the representations and warranties described in clause (a), the “Seller Cumulative Representations”), neither Seller nor its representatives have made any representations or warranties as to the Property or any matter pertaining to the Property, upon which Purchaser has relied. Purchaser further acknowledges and agrees that except for the Seller Cumulative Representations, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PHYSICAL CONDITION OR ANY OTHER ASPECT OF THE PROPERTY, INCLUDING WITHOUT LIMITATION: (1) THE EXISTENCE OF HAZARDOUS MATERIALS, INCLUDING ASBESTOS, RADON, MOLD, LEAD BASED PAINT, OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME; (2) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING; (3) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE REAL PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (4) DRAINAGE; (5) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (6) THE PRESENCE OF DRY-ROT, MOLD, WATER DAMAGE, OR OTHER ADVERSE CONDITIONS WITHIN THE WOOD AND OTHER COMPONENTS OF THE PROPERTY, (7) THE ADEQUACY OR SUFFICIENCY OF ANY REPAIRS MADE TO THE PROPERTY BY SELLER, (8) USAGES OF ADJOINING PROPERTIES; (9) THE SHORT TERM AND LONG TERM MAJOR REPAIRS AND REPLACEMENT NEEDS OF THE PROPERTY, (10) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE REAL PROPERTY OR ANY PORTION THEREOF, OR ANY RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE REAL PROPERTY OR ANY PART THEREOF INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT THE IMPROVEMENTS COMPLY WITH THE REQUIREMENTS OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED AND THE REGULATIONS PROMULGATED THEREUNDER; (11) THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR IN THE VICINITY

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OF THE REAL PROPERTY; (12) THE SQUARE FOOTAGE OF THE LAND OR THE IMPROVEMENTS; (13) IMPROVEMENTS AND INFRASTRUCTURE, IF ANY; (14) DEVELOPMENT RIGHTS AND EXTRACTIONS; (15) WATER OR WATER RIGHTS; (16) THE DEVELOPMENT POTENTIAL FOR THE PROPERTY; (17) THE ABILITY OF PURCHASER TO REZONE THE PROPERTY OR CHANGE THE USE OF THE PROPERTY OR TO OBTAIN ANY DEVELOPMENT RELATED ENTITLEMENTS; (18) THE ABILITY OF PURCHASER TO ACQUIRE ADJACENT PROPERTIES; (19) THE EXISTENCE AND POSSIBLE LOCATION OF ANY UNDERGROUND UTILITIES; (20) THE EXISTENCE AND POSSIBLE LOCATION OF ANY ENCROACHMENTS; (21) WHETHER THE IMPROVEMENTS WERE BUILT, IN WHOLE OR IN PART, IN COMPLIANCE WITH APPLICABLE ZONING, DEVELOPMENT AND BUILDING CODES; (22) THE STATUS OF ANY LIFE-SAFETY SYSTEMS IN THE IMPROVEMENTS; (23) THE CHARACTER OF THE NEIGHBORHOOD IN WHICH THE REAL PROPERTY IS SITUATED; (24) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; (25) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PROPERTY; OR (26) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE (PURCHASER AFFIRMING THAT PURCHASER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE). THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY, INCLUDING ANY INFORMATION PROVIDED WITH RESPECT TO THE OPERATION THEREOF OR ANY OTHER ASPECT RELATED TO THE TRANSACTION CONTEMPLATED HEREBY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS MADE NO INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; THEREFORE, EXCEPT FOR THE SELLER CUMULATIVE REPRESENTATIONS, SELLER MAKES NO REPRESENTATION AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE FOR OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION, OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, OR OTHER PERSON. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED INTO THIS AGREEMENT AND THE EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR FULL INVESTIGATION AND NEITHER

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PARTY IS RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION CONSTITUTES A CUMULATIVE SELLER REPRESENTATION.

AS OF THE CLOSING, PURCHASER, FOR ITSELF AND ALL OF ITS PARTNERS, MEMBER, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND AFFILIATED ENTITIES, WILL HEREBY FULLY AND FOREVER RELEASE AND DISCHARGE (TO THE EXTENT ALLOWED BY APPLICABLE LAW) SELLER, AND EACH OF THEIR PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), AND THE SELLER AND THE OTHER RELEASEES SHALL BE FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH ANY ASPECT OF THE PROPERTY, SAVE AND EXCEPT THOSE ARISING OUT OF THE SELLER CUMULATIVE REPRESENTATIONS OR ANY OBLIGATIONS OF SELLER WHICH EXPRESSLY SURVIVE CLOSING, BUT EXPRESSLY INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTY, THE ECONOMIC AND FINANCIAL ASPECTS OF THE PROPERTY, ANY LAW, ORDINANCE, OR REGULATION, THE LEGAL STATUS OF THE PROPERTY, AND ANY TITLE MATTERS APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (I) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS, ON, IN, UNDER OR AROUND THE PROPERTY REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY, (II) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTY, (III) ANY AND ALL MATTERS RELATED TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTY AND EACH PART THEREOF, AND (IV) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY. PURCHASER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ. (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), DIRECTLY OR INDIRECTLY, AGAINST THE

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RELEASEES OR THEIR AGENTS IN CONNECTION WITH CLAIMS DESCRIBED ABOVE AND ALL SIMILAR PROVISIONS OR RULES OF LAW, REGARDLESS OF WHETHER ANY CLAIM ARISES OUT OF SELLER’S NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER CAUSE.

PURCHASER ACKNOWLEDGE THAT THERE IS A RISK THAT SUBSEQUENT TO THE CLOSING DATE, PURCHASER MAY DISCOVER, INCUR OR SUFFER FROM CLAIMS WHICH WERE UNKNOWN OR UNANTICIPATED AS OF THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, UNKNOWN OR UNANTICIPATED CLAIMS WHICH, IF KNOWN BY PURCHASER ON THE CLOSING DATE, MAY HAVE MATERIALLY AFFECTED PURCHASER’S DECISION TO AGREE TO AND TO PROVIDE THIS RELEASE. AS PART OF THE PROVISIONS OF THIS SECTION 4.06, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES THAT THE MATTERS RELEASED HEREIN AS OF THE CLOSING DATE ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES AND REGULATIONS. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES, HAZARDOUS MATERIALS, OR OTHER ENVIRONMENTAL CONDITIONS ON OR ABOUT THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEANUP, REMOVAL OR REMEDIATION SHALL NOT BE THE RESPONSIBILITY OF SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE WAIVER AND RELEASE CONTAINED IN THIS SECTION 4.07 SHALL NOT BE DEEMED TO RELEASE SELLER FROM OR OTHERWISE AFFECT, AND PURCHASER HEREBY RESERVES ALL OF ITS RIGHTS AND REMEDIES WITH RESPECT TO CLAIMS PURCHASER MAY NOW OR HEREAFTER HAVE AGAINST SELLER WITH RESPECT TO (I) THE SELLER REPRESENTATIONS, BUT SUBJECT TO THE PROVISIONS OF SECTIONS 5.04, (II) ANY OTHER SELLER CUMULATIVE REPRESENTATIONS, (III) ANY BREACH BY SELLER OF AN EXPRESS OBLIGATION OF SELLER UNDER ANY OF THE DOCUMENTS DELIVERED TO PURCHASER BY SELLER AT CLOSING, (IV) SELLER’S FRAUD, OR (V) OTHER OBLIGATIONS OF SELLER TO THE EXTENT THE SAME SURVIVE THE CLOSING, INCLUDING WITHOUT LIMITATION, THE POST-CLOSING PRORATION RECONCILIATIONS PURSUANT TO ARTICLE VIII.

IN NO EVENT DOES SELLER AGREE TO ASSUME ANY POST-CLOSING OBLIGATIONS WITH RESPECT TO THE PROPERTY EXCEPT ONLY FOR THE SELLER CUMULATIVE REPRESENTATIONS OR ANY OTHER OBLIGATIONS OF SELLER TO THE EXTENT THE SAME SURVIVE THE CLOSING, INCLUDING, WITHOUT LIMITATION, THE POST-CLOSING PRORATION RECONCILIATIONS PURSUANT TO ARTICLE VIII. PURCHASER HEREBY ACKNOWLEDGES THAT SELLER WOULD NOT AGREE TO SELL THE PROPERTY ON THE TERMS AND CONDITIONS THAT ARE SET FORTH IN THIS AGREEMENT IF PURCHASER DID NOT AGREE TO EACH AND EVERY PROVISION IN THIS SECTION 4.07 SUBJECT TO THE LIMITATIONS SET FORTH HEREIN.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, PURCHASER HAS NOT ASSUMED SELLER’S LIABILITY FOR, OR AGREED TO INDEMNIFY SELLER FOR, ANY GOVERNMENTAL OR THIRD PARTY CLAIM ASSERTED AFTER THE CLOSING TO THE EXTENT APPLICABLE TO A CONDITION OF THE PROPERTY EXISTING AS OF THE CLOSING DATE OR RELATED TO AN ACT TAKEN OR FAILED TO BE TAKEN OR AN OMISSION BY SELLER PRIOR TO CLOSING.

THE PROVISIONS OF THIS SECTION 4.07 SHALL SURVIVE DELIVERY OF THE DEED AND THE CLOSING OR THE EARLIER TERMINATION OF THIS AGREEMENT.

4.08.    Confidentiality. Purchaser agrees that information provided to Purchaser by Seller or its property manager or otherwise obtained by Purchaser in connection with this Agreement that is not generally known to or discoverable by the public (the “Confidential Information”) shall be considered confidential information. The Confidential Information shall be used by Purchaser and Purchaser Representatives solely for the purpose of Purchaser’s evaluation of the physical and environmental condition of the Property and for other uses related to the Possible Transaction. Purchaser shall not reveal, disclose, disseminate, publish or communicate to any other persons, parties or entities any Confidential Information, without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned, or delayed, other than (i) to each other and to Purchaser’s current or prospective partners, agents, employees, consultants, attorneys, engineers, licensees, investors, lenders, registered investment investors, broker dealers, due diligence firms, and accountants (and each of their respective agents, employees, consultants, attorneys, engineers and licensees) involved in this transaction who are responsible for determining the feasibility of Purchaser’s acquisition of the Property (collectively, “Permitted Outside Parties”), (ii) as required by law, court order or other legal process, (iii) in connection with any dispute between Seller and Purchaser relating to this Agreement or the transactions contemplated hereby, (iv) if such information is readily ascertainable by the general public, or (iv) if Purchaser is requested or required to disclose any Confidential Information pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal or similar requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with a judicial or administrative action or proceeding or to a regulatory authority (whether in a report or pursuant to audit, examination, interrogatories or requests for information or documents or routine supervisory oversight). In permitting Purchaser and the Permitted Outside Parties to review the Property Documents (defined below) or any other Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Purchaser shall exercise commercially reasonable efforts to cause the Permitted Outside Parties to likewise conform to the covenant of confidentiality set forth herein. If Purchaser terminates this Agreement prior to Closing, Purchaser’s obligations under this Section 4.08 shall survive for a period of one (1) year following any such termination. In the event of a Closing, subject to the terms and conditions of Section 15.06, Purchaser’s obligations under this Section 4.08 shall terminate, except with respect to any Confidential Information that is proprietary in nature or otherwise privileged, for which the obligations under this Section 4.08 shall survive for a period of one (1) year following the Closing Date.

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4.09.    Return of Documents. At such time as this Agreement is terminated for any reason, Purchaser shall promptly deliver to Seller all of the Due Diligence Documents, any and all copies Purchaser has made of the Due Diligence Documents (or confirm with Seller that it has destroyed all such Due Diligence Documents and copies thereof, provided that if Purchaser is unable to so return or destroy such documents received by Purchaser due to the electronic nature of the documents or applicable file safety protocols, the foregoing requirements shall not apply provided Purchaser keeps such documents confidential pursuant to the terms and conditions of Section 4.08 above).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01.    Representations and Warranties of Seller. To induce Purchaser to execute, deliver and perform this Agreement, Seller represents and warrants to Purchaser on and as of the Effective Date as follows:

(a)    Authority. Seller has the power and authority to enter into this Agreement and sell, transfer, convey and deliver the Property to be sold and purchased hereunder and all required action and approvals therefor have been duly taken and obtained. The foregoing shall not be construed, however, as a warranty of title. The individuals signing this Agreement and all other documents executed pursuant hereto on behalf of Seller are duly authorized to sign same on behalf of Seller and to bind Seller.

(b)    No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of Seller or any instrument to which Seller is a party or by which Seller or the Property is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

(c)    Rent Roll; Leases. (i) the Rent Roll attached hereto as Schedule 5.01(c) (the “Rent Roll”) is the current rent roll for the Property which, to Seller’s knowledge, is true, correct and complete in all material respects effective as of the date set forth thereon and (ii) the Rent Roll is the Rent Roll Seller uses and relies upon in the ordinary course of operating the Property. Except as stated in the Rent Roll (as of the Effective Date) or the Rent Roll delivered at Closing (as of the Closing Date), there are no other written (or, to Seller’s knowledge, unwritten) leases, subleases, licenses or other occupancy agreements which grant any possessory interest in and to any space situated on or in the Improvements or other portions of the Property. To Seller’s knowledge, Seller has delivered to Purchaser true, correct, and complete copies of the Leases.

(d)    Leases. No Apartment is occupied rent free or discounted or by any employee of Seller or any affiliate of Seller or Seller’s management company, and there are no leases with Seller or any affiliate(s) of Seller, except as disclosed in Schedule 5.01(d) attached hereto, nor will any employee of Seller or Seller’s management company be entitled to

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occupy any Apartment rent-free on or after the Closing. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered except to the holder of the indebtedness currently secured by the Property, which will be released at Closing. Except as otherwise specifically set forth in the Rent Roll, the Leases and in full force and effect. To Seller’s knowledge, Seller has received no written notice of any default by Seller with respect to the Leases which has not been cured. Except as otherwise disclosed on the Rent Roll: (i) to Seller’s knowledge, no tenant under any Lease is in default in the performance of its obligations under its Lease; (ii) no tenant has any right to any abatement, offset or credit or other incentive other than as listed in the Rent Roll; and (iii) Seller is not in possession of any security, whether as a cash deposit or in any other form, other than as specified in the Rent Roll. To Seller’s knowledge, all commissions and finder’s fees with respect to the current or any renewal term of any of the Leases due and payable under the Leases have been paid or will be paid when due, and all agreements for commissions or finder’s fees shall be terminated prior to the Closing.

(e)    Condemnation. There is no pending, or to Seller’s knowledge, threatened condemnation, expropriation, eminent domain, or similar proceeding affecting all or any portion of the Real Property or Improvements, and Seller has not received any written notice of any of the same and Seller has no knowledge that any such proceeding is contemplated.

(f)    Service Contracts. To Seller’s knowledge, there are no Service Contracts except those listed in Exhibit G and any other Service Contract that Seller may enter into after the Effective as permitted hereunder or to which Purchaser may consent pursuant to the terms hereof. To Seller’s knowledge, Seller has neither received nor given any written notice of material default under a Service Contract that remains uncured. To Seller’s knowledge, Seller has provided to Purchaser true, correct and complete copies of the Service Contracts.

(g)    Legal Requirements. Seller has not received any written notices of any existing violations of any Legal Requirements with respect to the Property or the use thereof.

(h)    Litigation. Seller is not a party to and there is no civil, administrative, arbitration or other claim, action, suit, or proceeding pending or, to Seller’s knowledge, threatened in writing against Seller or the Property in any court or before or by any federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality, except as described on Schedule 5.01(h) attached hereto.

(i)    Seller Not a Foreign Person. Seller is not a “foreign person” but is a “United States person” as such terms are defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the “Code”); that is to say, Seller is a citizen or resident of the United States, a domestic partnership, a domestic corporation, or an estate or trust which is not a foreign estate or foreign trust within the meaning of Section 7701(a)(31) of the Code.

(j)    No Bankruptcy or Insolvency Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Property.

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(k)    Pending Tax Appeals. Except as set forth on Schedule 5.01(k), there is no proceeding pending or presently being prosecuted for the change of the assessed valuation or taxes or other impositions payable in respect of any portion of the Land, the Improvements or the Personalty (each a “Tax Appeal”) and none will be filed after the end of the Inspection Period and prior to Closing, without Purchaser’s consent.

(l)    Anti-Terrorism Laws. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby by Seller will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order (as hereinafter defined) or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, neither Seller nor, to Seller’s knowledge, any direct or indirect owner of any interest in Seller (a) is or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engages or will engage in any dealings or transactions or be otherwise associated with any such blocked person. As used in this Agreement, “Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

(m)    Operating Statements. To Seller’s knowledge, the Operating Statements delivered to Purchaser as part of the Due Diligence Documents are true and correct in all material respects.

(n)    ERISA. Seller is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, Seller’s assets do not constitute “plan assets” within the meaning of the “plan asset regulations” (29 C.F.R. Section 2510.3-101), and Seller’s disposition of the Property will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(o)    Conflicts. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller or the Property which is in conflict with this Agreement or which would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement.

(p)    Special Assessments. Except as shown in the real estate tax bills for the Property, no special assessments for public improvements have been made against the Property which are unpaid, including, without limitation, those for construction or maintenance of roads, sewers, water lines, streets, sidewalks and curbs; and, to Seller’s knowledge, no such special assessments for public improvements are threatened or contemplated.

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(q)    Personalty. The Personalty to be transferred to Purchaser is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.

(r)    Third Party Rights. Except for this Agreement, Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first refusal to purchase all or any part of the Property, options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property.

(s)    True and Complete Copies. To Seller’s knowledge, all of the Due Diligence Documents delivered or made available by Seller to Purchaser in connection with the Property are true and complete copies of such items in Seller’s possession or control.

(t)    Property Management Agreement. Any property management contract shall be terminated as of the Closing Date. All employees of Seller and Seller’s property managers shall have their employment at the Property terminated and shall be paid current by Seller through Closing, including any bonuses earned by the date of Closing or other benefits as directed by Seller.

(u)    CC&Rs. Since June 19, 2018, no new reciprocal easement agreement or covenants, conditions and restrictions has encumbered or benefited the Property or any portion thereof.

5.02.    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller on and as of the Effective Date as follows:

(a)    Authority. Purchaser has the power and authority to enter into this Agreement and purchase and accept the Property to be sold and purchased hereunder and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed pursuant hereto on behalf of Purchaser are duly authorized to sign same on behalf of Purchaser and to bind Purchaser.

(b)    No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of Purchaser or any instrument to which Purchaser is a party or by which Purchaser is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

(c)    Employees. Purchaser acknowledges and agrees that Seller shall have no liability whatsoever to employees of Purchaser with respect to any employee benefit plans or programs, retirement plans, welfare benefits, excess benefit plans, plans maintained to provide worker’s compensation or unemployment benefits and practices established or followed by Purchaser for Purchaser’s past or present employees, independent contractors or either of their beneficiaries or dependents, whether or not any of such employees are presently employed by Seller and are offered employment by, or become employees of Purchaser.

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(d)    Anti-Terrorism Laws. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order (as hereinafter defined) or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, neither Purchaser nor, to Purchaser’s actual knowledge, any direct or indirect owner of any interest in Purchaser (a) is a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions or be otherwise associated with any such blocked person. As used in this Agreement, “Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

(e)    ERISA. Purchaser is not an employee benefit plan subject to ERISA, or Section 4975 of the Code, Purchaser’s assets do not constitute “plan assets” within the meaning of the “plan asset regulations” (29 C.F.R. Section 2510.3-101), and Purchaser’s acquisition of the Property will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

5.03.    Duration of Representations and Warranties. The representations and warranties of Seller set forth in Section 5.01 in this Agreement shall not be extinguished by or merged into the Deed or other documents executed and delivered by Seller at the Closing (the “Seller Surviving Representations”) and shall survive the Closing, for a period of nine (9) months thereafter (the “Survival Period”). Purchaser shall have the right to bring an action against Seller for a breach of a Seller Surviving Representation only if Purchaser gives written notice of such breach to Seller within three (3) Business Days after the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date. Any such Seller Surviving Representations for which such specific written notice has not been given within the Survival Period shall terminate and cease to be of any force or effect and neither party shall have any right, remedy, obligation or liability thereunder. The representations and warranties of Purchaser set forth in Section 5.02 shall survive the Closing during the Survival Period, but only as to specific claims for breach of the same which are asserted in writing within three (3) Business Days after the end of the Survival Period.

5.04.    Limitation on Purchaser’s Rights. Notwithstanding anything in this Agreement to the contrary, in no event may Purchaser bring any claim, cause of action or suit against Seller for breach of any Seller Surviving Representations (a) if Purchaser obtains actual knowledge prior to the Closing that any such Seller Surviving Representation has become inaccurate, untrue or incorrect in any respect and nonetheless proceeds to Closing, (b) unless the valid claims for all such breaches exceed, in the aggregate, Twenty-five Thousand Dollars ($25,000.00), in which

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event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (exclusive of attorneys’ fees and enforcement costs) (the “Cap”), and (c) unless an action shall have been commenced by Purchaser against Seller with the applicable time period set forth in Section 5.03. Seller and Purchaser hereby waive any right to recover indirect, consequential, speculative, or punitive damages against the other. The provisions of this Section 5.04 shall survive the Closing.

5.05.    Changed Conditions. If Seller shall become aware that any of the foregoing representations or warranties set forth in Section 5.01 shall be untrue at any time after the Effective Date because of events that have occurred after the Effective Date which are beyond Seller’s control or because of new information of which Seller becomes aware and which was not known to Seller as of the Effective Date (the “Changed Condition”), Seller shall promptly give Purchaser written notice thereof. If Purchaser does not approve of such Changed Condition, Purchaser’s sole right shall be to elect, by written notice given to Seller on or prior to the earlier of (a) seven (7) days after receipt of written notice of such Changed Condition or (b) the Closing Date, to terminate this Agreement, in which event, (i) if the Changed Condition would be reasonably likely to materially and adversely affect the ownership, current use, current operation or value of the Property (a “Material Changed Condition”), the Deposit shall be refunded to Purchaser and (ii) if the Changed Condition is not a Material Changed Condition, the Deposit shall be delivered to Seller. Upon termination by Purchaser under this Section 5.05, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement except those obligations expressly surviving a termination of this Agreement. If after receipt of notice from Seller of any Changed Condition or if after Purchaser otherwise obtains actual knowledge of a Changed Condition, Purchaser does not elect to terminate this Agreement with respect to any Changed Condition that is Material as provided above, Purchaser shall be deemed to have waived any claim under this Section with respect to such Changed Condition.

5.06.    Seller’s Knowledge. Whenever in this Article V or elsewhere in this Agreement the words “to Seller’s knowledge” or “Seller knows” or words of similar import are used, they mean the current actual knowledge of Greg Finch and Max Monzon (the “Seller’s Representative”), who Seller represents are knowledgeable about the operation of the Property and the representations of Seller in this Agreement, and does not include constructive knowledge or inquiry knowledge—i.e., information which a diligent inquiry would disclose. The foregoing qualification of Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Representative or any other officer or employee of Seller or its asset manager or property manager, on account of any breach of any representation or warranty made by Seller herein.

ARTICLE VI

TITLE AND SURVEY MATTERS

6.01.    Survey, Title Commitment and Searches.

(a)    Purchaser acknowledges that Seller has delivered to Purchaser the following (hereinafter referred to collectively as the “Title Documents”) prior to the Effective Date:

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(i)    Survey. A copy of Seller’s existing survey of the Property (the “Existing Survey”). Purchaser may, at its cost, order an update of the Existing Survey or order a new ALTA Survey by a licensed land surveyor licensed in the State of Texas (the updated Existing Survey or the new ALTA Survey, the “Updated Survey”).

(ii)    Title Commitment. A commitment for the Title Policy with legible copies of all underlying exception documents referenced in the commitment (collectively, the “Title Commitment”) issued by the Escrow Agent on behalf of the Title Company in the amount of the Purchase Price, showing record title to the Property to be vested in Seller, in an insured amount equal to the Purchase Price.

(b)    Defects. On or before March 18, 2022 (the “Title Objection Date”), Purchaser shall notify Seller if Purchaser has determined in its sole discretion that any of the matters shown on the Existing Survey, the Title Commitment, or the Updated Survey (if received prior to the Title Objection Date) constitute a title defect or other title or survey matter to which Purchaser objects (“Title Defect”), which notice (the “Title Notice”) must specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the Title Defect(s). In the event Seller is unable or unwilling to eliminate or modify any one or more of the Title Defects, Seller shall so notify Purchaser in writing (the “Seller Notice”) within two (2) Business Days (the “Seller Response Period”) after receipt of the Title Notice, and Purchaser may (a) accept all matters remaining uncured without any adjustment in the Purchase Price, in which event the Title Defects which Seller has refused to cure shall be deemed to have been waived for all purposes and in such event, such Title Defects shall be deemed Permitted Exceptions or (b) terminate this Agreement by delivering written notice thereof to Seller and the Escrow Agent within three (3) Business Days after Purchaser’s receipt of the Seller Notice (or Seller’s deemed refusal to cure the Title Defects) (such 3-Business-Day period is the “Purchaser Title Response Period”), and upon such termination by Purchaser, (i) if any such Title Defect constitutes an Objectionable Title Matter, the Deposit shall be refunded to Purchaser by Escrow Agent and (ii) if none of the Title Defects constitute an Objectionable Title Matter, the Deposit will be delivered by Escrow Agent to Seller, and neither party shall have any further right or obligation hereunder except for those obligations which expressly survive the termination of this Agreement. If Seller fails to timely deliver a Seller Notice, Seller shall be deemed to have refused to cure any Title Defects, provided, however, Seller shall remain obligated to cure all Mandatory Cure Items on or prior to the Closing Date as set forth below. Notwithstanding anything herein to the contrary, Seller shall, on or prior to the Closing, pay, discharge and remove of record or cause to be paid, discharged and removed of record at Seller’s sole cost and expense all of the following items (collectively, the “Mandatory Cure Items”): (a) Voluntary Liens (as hereinafter defined) and (b) other monetary liens encumbering the Property (including, mechanics’ liens, judgments, federal, state and municipal tax liens) (other than non-delinquent real estate taxes, water and sewer charges that are not a lien not yet due and payable, which are subject to adjustment in accordance with Article 8 hereof) which are in liquidated amounts and which may be satisfied solely by the payment of money (including the preparation or filing of appropriate satisfaction instruments in connection therewith). The term “Voluntary Liens” as used

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herein shall mean liens and other encumbrances which Seller has knowingly and intentionally placed (or allowed to be placed) on the Property, including, without limitation, mortgages, security instruments and deeds of trust. If Seller agrees to undertake to cure any Title Defects and fails to complete such cure prior to Closing, or if Seller fails to cure any Mandatory Cure Items on or prior to the Closing Date, such failure shall constitute a Seller default under Section 14.01 below; provided if the Title Defect which Seller is unable or unwilling to remove relates to any Mandatory Cure Items the amount of which is $500,000 or less, Purchaser shall provide notice thereof to Seller on or before the Closing Date, and if Seller fails to make arrangements to remove such Mandatory Cure Item within one (1) Business Day following receipt of such notice (and the Closing Date will be postponed to the extent necessary to effectuate such cure), Purchaser shall have the right, in addition to all other rights and remedies available to Purchaser pursuant to this Agreement, to have the Escrow Agent pay such amounts from amounts due to be paid to Seller at Closing and Seller shall cooperate with Purchaser in doing so.

6.02    Updated Title Commitment. To the extent the Escrow Agent issues any update to the Title Commitment after the expiration of the Inspection Period and prior to Closing (each an “Updated Title Commitment”), and such Updated Title Commitment discloses a new exception to title that was not shown in the prior Title Commitment and such matter constitutes an Objectionable Title Matter, Purchaser shall have the right within three (3) Business Days following receipt of such update to notify Seller in writing of Purchaser’s objection to any such new matter (an “Updated Title Defect”) shown on such Updated Title Commitment. With respect to any Updated Title Defect set forth in such notice, Seller shall have the same option to cure within the Seller Response Period (as applicable thereto) and Purchaser shall have the same options to accept title subject to such matters or to terminate this Agreement within the Purchaser Title Response Period (as applicable thereto) as set forth in Section 6.01(b) above (with all references to “Title Defect” therein to now reference “Updated Title Defect”) (for the avoidance of doubt, Purchaser’s election to terminate this Agreement as set forth in Section 6.01(b) above with respect to any Title Defect that is an Objectionable Title Matter shall entitle constitutes a Refundable Termination Right and the Deposit shall be promptly refunded to Purchaser). If Seller elects to attempt to cure any Updated Title Defect, the Closing Date shall be automatically extended by a reasonable additional time to effect such a cure (but in no event to exceed up to fifteen (15) days). If Seller elects to cure the Updated Title Defect, Seller may make arrangements satisfactory to the Escrow Agent on behalf of the Title Company for the cure or removal of record of any such Updated Title Defect, including, without limitation, affirmative coverage over any Updated Title Defect, provided, however, (x) any such arrangements constituting affirmative coverage shall be subject to the prior written consent of Purchaser which may be withheld in Purchaser’s sole discretion, and (y) with respect to any Mandatory Cure Item that is a monetary lien, Seller shall take whatever action is required by the Title Company in order for the Title Company to issue the Title Policy without exception to such Mandatory Cure Item.

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ARTICLE VII

CLOSING DELIVERIES

7.01.    Closing. The closing of the transaction contemplated hereby (the “Closing”) shall be an “escrow style” closing on or before 3:00 p.m. Central Time on the date that is thirty (30) days following the expiration of the Inspection Period (the “Closing Date”), provided Purchaser shall have a one-time right to extend the Closing Date for up to fourteen (14) days by giving written notice to Seller of such extension not less than two (2) Business Days prior to the original Closing Date and, by not later than two (2) Business Days after the original Closing Date, depositing with Escrow Agent additional earnest money in the amount of $150,000, which such additional deposit shall constitute part of the “Deposit” under this Agreement and shall be applied to the Purchase Price if Closing occurs or otherwise paid to the party entitled thereto under the terms of this Agreement.

7.02.    Seller’s Deliveries. At Closing, Seller shall execute and deliver, or cause to be executed and delivered to Purchaser, the following with respect to the Property:

(a)    A recordable special warranty deed from Seller to Purchaser (the “Deed”), subject only to real estate taxes not yet due and payable and to the Permitted Exceptions, to be in the form of Exhibit B attached hereto (provided, if Purchaser’s lender so requests, the parties will add vendor’s lien language in favor of such lender);

(b)    A Bill of Sale and Assignment of Intangible Property (the “Bill of Sale”), with special warranty covenants of title, transferring to Purchaser all of Seller’s right, title and interest in and to each and every item of Personalty, Studies and Intangible Personal Property, to be in the form of Exhibit C attached hereto;

(c)    An assignment of the Leases and Service Contracts (the “Lease and Service Contract Assignment”) with special warranty covenants of title, assigning to Purchaser all of the Seller’s right, title and interest in and to (i) all of the Leases and all security deposits and advance rentals deposited by Tenants under the Leases and (ii) the Assumed Service Contracts, to be in the form attached hereto as Exhibit D;

(d)    The originals or copies of all Leases together with complete tenant files, and the originals or copies of all Assumed Service Contracts (all of which will be delivered at the Property);

(e)    Notice to each Tenant (the “Tenant Notices”), in the form attached as Exhibit E hereto;

(f)    A written certification (“FIRPTA Certificate”) in the form attached as Exhibit F hereto;

(g)    Such form of Affidavit as the Escrow Agent shall require in connection with the issuance of the Title Policy and endorsements required by Purchaser, it being acknowledged by Purchaser, however, that Seller will not be obligated to make any statement with respect to title except to the extent of persons claiming by, through or under Seller;

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(h)    The certificate referred to in Section 10.01(b) hereof;

(i)    A Closing Statement (the “Seller’s Statement”) setting forth the Purchase Price and the prorations, adjustments, credits and costs set forth in Article VIII and elsewhere in this Agreement and in conformity with the Purchaser’s Statement;

(j)    All access codes, if any, and keys to all locks at the Improvements (to the extent in Seller’s possession or control), organized in the manner used during Seller’s ownership of the Property (and an accounting for keys in possession of others); and all documents in the possession of Seller pertaining to tenants of the Property, including, but not by way of limitation, all applications, correspondence and credit reports relating to each such tenant; provided, however, that Seller shall be deemed to have delivered such documents if the same are left in the property management office located at the Property in the condition required by this Agreement;

(k)    An updated Rent Roll which shall be dated no more than two (2) days prior to the Closing Date, which shall be certified by Seller to be true and correct in all material respects as of the date thereof;

(l)    Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

(m)    An affidavit of debts, liens and parties in possession, each in such form as Escrow Agent and Title Company may reasonably require;

(n)    A termination of the existing management agreements and leasing broker and finder fee agreements and any Service Contracts other than the those Purchaser has agreed to assume pursuant to this Agreement; and

(o)    Such other documents as may be reasonably required by the Title Company or Escrow Agent to complete the transaction pursuant to this Agreement and/or in accordance with applicable law.

7.03.    Purchaser’s Deliveries. At the Closing, Purchaser shall cause to be delivered to Seller:

(a)    that portion of the Purchase Price required to be paid pursuant to Section 3.03 hereof;

(b)    the Lease and Service Contract Assignment, executed in duplicate;

(c)    the Bill of Sale, executed in duplicate;

(d)    the certificate referred to in Section 9.01(b) hereof;

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(e)    the Tenant Notices;

(f)    A Closing Statement (the “Purchaser’s Statement”) setting forth the Purchase Price and the prorations, adjustments, credits and costs set forth in Article VIII and elsewhere in this Agreement and in conformity with the Seller’s Statement;

(g)    Such other documents as may be reasonably required by the Title Company or Escrow Agent to complete the transaction pursuant to this Agreement and/or in accordance with applicable law; and

(h)    Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy.

7.04.    Concurrent Transactions. All documents or other deliveries required to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

7.05.    Further Assurances. Seller and Purchaser will, at the Closing, or at any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party and their counsel deems reasonably necessary in order to convey, assign and transfer the Property to Purchaser consistent with the provisions of this Agreement.

7.06.    Possession. Possession of the Property shall be delivered to Purchaser at Closing subject to the Leases, the Assumed Service Contracts and the Permitted Exceptions.

ARTICLE VIII

APPORTIONMENTS; TAXES; UTILITIES

Purchaser shall receive all income for the Closing Date and bear all expenses for the Closing Date. The following items shall be adjusted and apportioned between Seller and Purchaser as follows:

8.01.    Rents. Rents and other income and revenue relating to the Property for the month of Closing and actually received shall be deemed earned ratably on a per diem basis and shall be prorated as of 11:59 p.m. on the Proration Date. Prepaid amounts pertaining to periods after the Closing shall be credited to Purchaser at Closing. All other unpaid amounts shall be handled in accordance with the remaining provisions of this Section 8.01. All amounts collected by Seller or Purchaser from Tenants or other payors after Closing shall be paid over and applied in the following order of priority: (i) first, on account of rents and other sums due to Purchaser after Closing until all current rents and other sums are paid; and (ii) thereafter, on account of rents and other sums due to Seller for any partial or full month prior to Closing.

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8.02.    Security Deposits. Seller shall deliver or credit to Purchaser, without adjustment, the amounts of all unapplied security and other refundable deposits (including pet deposits, if any) which have been received from Tenants under the Leases together with interest thereon if required under applicable law or under the Leases.

8.03.    Taxes. All ad valorem taxes (whether for real estate or personal property), charges and assessments affecting the Property shall be prorated on a per diem basis as of 11:59 p.m. of the Proration Date, disregarding any discount or penalty and on the basis of the fiscal year of the authority levying the same. If any of the same have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor and shall be readjusted between Seller and Purchaser within thirty (30) days following the date when and if final bills are issued unless Purchaser protests the assessed value of the Property for the 2022 Property Taxes, in which case, the adjustment (which shall include a proration of all costs and expenses reasonably incurred in connection with such protest) shall be made within thirty (30) days following the date when and if such protest has been settled, in writing, signed by Purchaser and the taxing authority(ies) or a final-non-appealable judgment has been rendered in the applicable proceeding(s). Purchaser or Seller shall execute all reasonable or required petitions and authorizations for Seller to pursue and prosecute such appeals as provided above; provided that Seller will not settle a tax contest for the fiscal period or current year without Purchaser’s prior written consent. The third-party costs associated with Seller’s appeal of the real estate taxes for 2022 paid by Seller shall be prorated between Seller and Purchaser based on the number of days in the applicable tax period in such year and shall be deducted from any settlement prior to distributing any such settlement to the parties.

8.04.    Utilities. Charges for water, electricity, sewer rental, gas, telephone and all other utilities shall not be prorated at Closing but, rather, instructions shall be given to the utility companies by Seller (with a duplicate copy of such instruction being provided concurrently to Purchaser) to read the meters on the date of Closing and to issue separate statements thereafter. At Purchaser’s option, utility deposits will be credited to Seller and assigned to Purchaser at Closing. In the event that any provider of utilities shall refuse to issue separate statements in the manner aforesaid, applicable utility charges shall be prorated such that all charges accruing for the period on and prior to Proration Date shall be charged to Seller and all charges accruing after the Proration Date shall be charged to Purchaser. Seller and Purchaser shall cooperate to cause the transfer of the Property’s telephone number(s) serving Seller’s operations at the Apartments to Purchaser.

8.05.    RUBS. Notwithstanding the foregoing, if there is a ratio utility billing system of any kind whatsoever (“RUBS” ) applicable to the Property for any of the following categories of utilities and other reimbursements: (i) electricity, (ii) gas, (iii) water, (iv) sanitary sewer, (v) trash, (vi) pest control or (vii) other reimbursements, then the amount of RUBS attributable to the uncollected or trailing collections of up two (2) calendar months prior to Closing will be reflected as a credit to Seller at Closing and will be calculated for closing purposes on the uncollected or

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trailing collections monthly periods based on the monthly average actual trailing RUBS for six (6) months prior to Closing according to the income or operating statements provided by Seller to Purchaser. A subsequent cash adjustment of RUBS between Seller and Purchaser will be made when actual figures are available, but in all events within one hundred fifty (150) days after the Closing Date and Seller and Purchaser each agree to provide the other such information as the other may reasonably request regarding RUBS and the billing, collection, and payment thereof.

8.06.    Apartment Locator Fees; Indemnity. Apartment locator fees attributable to Leases in effect on the Closing Date or terminated prior thereto shall be paid by Seller, and Seller shall save, defend, indemnify and hold harmless Purchaser therefrom and any and all Claims in any manner related thereto, and apartment locator fees attributable to Leases executed after the Closing Date shall be paid by Purchaser and Purchaser shall save, defend, indemnify and hold harmless Seller therefrom and any and all Claims in any manner related thereto. Within seven (7) days prior to Closing, Seller will deliver to Purchaser a list of apartment locator fees for Residential Leases anticipated to be executed after the Closing Date which are to be paid by Purchaser after the Closing Date.

8.07.    Assumed Service Contracts. Fees and charges under the Assumed Service Contracts, licenses and permits as are being assigned to and assumed by Purchaser at the Closing, shall be prorated on the basis of the periods to which such fees and charges under said Assumed Service Contracts, licenses and permits relate (including all prepaid fees for services). Purchaser shall not be entitled to any share of any payments, upfront fees or prepaid income generated from and by any service or license agreements assumed, including, but not limited to, cable and laundry agreements.

8.08.    Vacant Units. All units vacated more than three (3) Business Days prior to the Closing Date will be delivered in rent ready condition. Purchaser shall have the right to inspect all vacant units three (3) Business Days prior to the Closing Date. By written notice delivered to Purchaser at least two (2) Business Days prior to the Closing Date, Seller shall have the option to either (i) make non-rent ready units rent ready, or (ii) provide Purchaser with a credit of $750.00 per non-rent ready unit. In addition, Purchaser shall receive a credit against the Purchase Price for the reasonable cost to replace any missing appliances (including, but not limited to, stoves, ovens, refrigerators, dishwashers, washers and dryers) in any vacant units.

8.09.    Other Prorations. All other ordinary monthly income and ordinary operating expenses for or pertaining to the Land and Improvements and all other normal operating charges of the Land and Improvements shall be prorated effective as of as of 11:59 p.m. on the Proration Date.

8.10.    Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this Article VIII, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than 60 days after the Closing (except as to real estate taxes for 2022, the final adjustment with respect to which shall take place not later than 30

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days after the later to occur of receipt of the notice of value and mill rate from the taxing authority or the final disposition of any appeal thereof), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within 10 days of written notice. The parties shall provide one another with copies of such final invoices and bills, and use commercially reasonable efforts to provide each other with other information, reasonably necessary in order to confirm the final prorations.

8.11.    Survival. The provisions of this Article VIII shall not merge with the Deed to be delivered hereunder but shall survive the Closing for the period required to effectuate the adjustments.

ARTICLE IX

CONDITIONS TO SELLER’S OBLIGATIONS

9.01.    Conditions. Seller’s obligation to close hereunder shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

(a)    Purchaser’s Compliance with Obligations. Purchaser shall have complied in all material respects with all Obligations required by this Agreement to be complied with by Purchaser, provided that Seller shall provide notice of such failure to Purchaser and Purchaser shall have five (5) days after receipt of such notice from Seller to cure the same (the Closing Date to be postponed if required to provide such time for cure).

(b)    Truth of Purchaser’s Representations and Warranties. Seller shall receive from Purchaser at Closing a Certificate signed by an authorized agent of Purchaser that the representations and warranties of Purchaser contained in Section 5.02 were as of the Effective Date, and are at the Closing Date, true in all material respects.

9.02.    Failure of Conditions. If any of the conditions of Section 9.01 are not satisfied within the time limits specified therein, then, unless such conditions are otherwise waived by Seller, at Seller’s option, Seller may terminate this Agreement, in which event the Deposit shall be delivered to Seller, there shall be no further liability or obligation on either of the parties hereto except for those obligations that expressly survive the termination of this Agreement. Termination of this Agreement in accordance with this Section 9.02 shall be Seller’s sole and exclusive remedy in the event there is a failure of conditions as provided above; provided, however, that if a failure of condition is due to the willful breach by Purchaser in default of its obligations hereunder, then Seller’s remedies with respect thereto shall not be limited by the foregoing provisions of this Section 9.02 and Seller shall be permitted to exercise any remedy available to Seller as provided for in Section 14.02.

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ARTICLE X

CONDITIONS TO PURCHASER’S OBLIGATIONS

10.01.    Conditions. Purchaser’s obligation to close hereunder shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

(a)    Seller’s Compliance with Obligations. Seller shall have complied with all Obligations required by this Agreement to be complied with by Seller, provided that Purchaser shall provide notice of such failure to Seller and Seller shall have five (5) days after receipt of such notice from Purchaser to cure the same (the Closing Date to be postponed if required to provide such time for cure).

(b)    Truth of Seller’s Representations and Warranties. Purchaser shall receive from Seller at Closing a Certificate signed by an authorized agent of Seller that the representations and warranties of Seller contained in Section 5.01 were as of the Effective Date, and are at Closing Date, true in all material respects, subject to the provisions of Section 5.05.

(c)    Title. The Title Company shall be willing to issue the Title Policy, subject only to the Permitted Exceptions, with all endorsements committed to be issued by the Title Company as of the expiration of the Inspection Period and such other endorsements as are required to cure any Title Defect that Seller agreed to cure subject to the terms of this Agreement attached or, if unavailable, a “Pro-Forma” thereof, together with a written agreement of the Title Company unconditionally obligating it to issue the Title Policy in form and substance consistent with such Pro Forma.

(d)    Possession. Possession of the Property will be transferred by Seller to Purchaser on the Closing Date, subject only to the Permitted Exceptions and the rights of tenants (as tenants only) under the Leases.

(e)    Bankruptcy. At no time prior to the Closing shall any of the following have been done by or against or with respect to Seller: (A) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; or (C) an assignment for the benefit of creditors.

10.02.    Failure of Conditions. If any of the conditions of Section 10.01 are not satisfied within the time limits specified therein, then, unless such conditions are otherwise waived by Purchaser, at Purchaser’s option, Purchaser may terminate this Agreement, in which event the Deposit shall be delivered by Escrow Agent to Purchaser, and there shall be no further liability or obligation on either of the parties hereto except that Purchaser shall continue to be liable for its indemnity obligations under Section 4.03 hereof. Termination of this Agreement in accordance with this Section 10.02 shall be Purchaser’s sole and exclusive remedy in the event there is a failure of conditions as provided above; provided, however, that if a failure of condition is due to the willful breach by Seller in default of its obligations hereunder, then Purchaser’s remedies with respect thereto shall not be limited by the foregoing provisions of this Section 10.02 and Purchaser shall be permitted to exercise any remedy available to Purchaser as provided for in Section 14.01.

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ARTICLE XI

ACTIONS AND OPERATIONS PENDING CLOSING

11.01. Seller agrees that after the Effective Date and prior to the Closing Date:

(a)    Except as Purchaser may otherwise consent in writing, until the Closing, Seller will: (i) continue to operate and maintain and manage the Property in a manner consistent with the manner in which Seller has operated and maintained and managed the Property prior to the Effective Date; (ii) operate, manage and maintain the Property in accordance with applicable laws, rules, regulations and ordinances; (iii) maintain the Property in its present condition and repair, ordinary wear and tear excepted; (iv) undertake repairs and replacements in accordance with its past practices; (v) maintain the existing insurance policies for the Property and the operation thereof (and any replacements thereof) in full force and effect; (vi) not grant to any third party any interest in the Property or any part thereof, except pursuant to leases which Seller may enter into after the Effective Date as permitted under this Agreement, and (vii) timely pay and perform its obligations in all material respects under the Leases and Assumed Service Contracts.

(b)    Seller will not enter into any new Service Contracts that will survive Closing which are not terminable at Closing, or otherwise on thirty (30) days’ prior notice, with no expense or liability to Purchaser, or cancel, modify or renew any existing Mandatory Assumed Service Contract, without the prior written consent of Purchaser. If Purchaser fails to respond to such a request for consent within five (5) Business Days after receipt of such request, such consent shall be deemed approved.

(c)    Until the Closing Date, Seller shall continue to lease the Property in a professional competent manner, and shall continue utilizing its commercially reasonable efforts to rent any vacant Apartments at the rates set forth in its then current pricing policy guidelines, and it shall continue to advertise for rentals in the same manner and degree as it has done previously when vacancies occurred. Except in the ordinary course and in a manner consistent with Seller’s past practices, Seller shall not (i) enter into any new lease for an apartment unit; (ii) enter into, and, renew or extend any Lease for an apartment unit with an existing tenant; (iii) terminate any Lease except by reason of a default by the tenant thereunder; (iv) grant any concessions to a tenant; or (v) apply any security deposit held by Seller in connection with any Lease except in the event of a termination of the applicable Lease. Following the expiration of the Inspection Period, Seller shall not, without Purchaser’s prior written consent, enter into any new Lease or renew or extend any existing Lease, unless the Lease is on Seller’s standard form, is for a period of not less than six (6) months or greater than thirteen (13) months, and at rental rates and containing only such tenant concessions as are consistent with Seller’s then current practices. After the expiration of the Inspection Period, Seller will provide Purchaser with weekly box score reports describing any such new Lease or lease execution or modification.

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(d)    Seller will maintain in effect all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Property.

(e)    Seller will not dispose of any of the Real Property, and Seller will not dispose of any of the Personalty unless Seller replaces any such Personalty with items of equal or greater utility and value.

(f)    To the extent received by Seller after the Effective Date, Seller will promptly provide Purchaser with copies of (i) any written notices of any proposed or threatened condemnation of the Property, (ii) any written notices of alleged violations of the Property with respect to applicable Legal Requirements, (iii) any litigation or arbitration filed or threatened in writing against the Seller or the Property, (iv) any written notice from any appraisal districts, taxing authorities, or any governmental agency having jurisdiction over the taxation, in any manner, of the Property and (vii) documentation regarding Seller’s institution of any litigation, arbitration, administrative hearing before any court or governmental agency concerning Seller or the Property.

(g)    Seller shall pay or cause to be paid when due (but in all cases prior to Closing) all business, sales, use and operating taxes, license fees, trade accounts, and costs and expenses of operation, maintenance and repair of the Real Property that are incurred by Seller or accrue, in whole or in part, with respect to the period prior to the Closing Date.

(h)    Provided Purchaser has not terminated this Agreement, from and after the expiration of the Inspection Period until the Closing Date, Seller shall allow Purchaser and its agents or representatives to continue to have access to the Property, to inspect the Property, and all books and records relating thereto, at such times as Purchaser may reasonably request. In exercising its rights under this Section 11.01(h), Purchaser shall not unreasonably interfere with the continued operation of the Property in the ordinary course of business and such inspections and access shall be subject to all requirements and conditions set forth in Section 4.03. Purchaser’s indemnity obligations set forth in Section 4.03 and its confidentiality obligations under Section 4.08 shall also be applicable to any entry onto the Property by Purchaser pursuant to this Section 11.01(h).

(i)    Seller will not intentionally and voluntarily cause or knowingly and intentionally permit any lien or encumbrance to attach to the Property between the effective date of the Title Commitment and the Closing Date unless Purchaser approves such lien or encumbrance in writing in its sole and absolute discretion.

ARTICLE XII

DAMAGE OR DESTRUCTION; CONDEMNATION, INSURANCE

12.01. Damage. If, at any time on or after the Effective Date and on or before the Closing Date, all or any portion of the Property is damaged, destroyed or rendered inoperative (collectively, the “Damage”), by fire, flood, natural elements or other casualty, then Seller shall provide

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Purchaser written notice thereof (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty, and as soon as practical thereafter, provide Purchaser with an estimate (prepared by a third party reasonably acceptable to both parties) of the cost and time necessary to complete the repair of the Damage (the “Cost to Repair”) and then the following shall apply::

(a)    If the Damage is not Material (hereinafter defined), neither party shall have a termination right hereunder, Purchaser shall proceed to close and purchase the Property as diminished by such Damage, and Seller shall either (i) repair the Damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) pay over or assign to Purchaser all amounts received or due from any insurance company as a result of such Damage (including any lost rent claims suffered by Purchaser post-closing, but only to the extent of Seller’s loss rents insurance coverage), other than rent loss insurance applicable to any period before the Closing Date and give Purchaser a credit against the Purchase Price in the amount of any deductible, in which event Purchaser shall assume full responsibility for all needed repairs.

(b)    If the Damage is Material, then Purchaser may, in its sole option, terminate this Agreement by written notice to Seller within ten (10) Business Days following receipt of the Casualty Notice, whereupon the Escrow Agent shall promptly return the Deposit to Purchaser and, upon Purchaser’s receipt thereof, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement except for those that expressly survive termination hereof. In the event Purchaser does not timely exercise the foregoing termination right, the parties shall proceed to Closing, and Seller shall assign to Purchaser, all of Seller’s rights in and to any claim and/or insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such Damage, Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies.

(c)    For the purposes of this Section 12.01, Damage shall be deemed to be “Material” if the Cost to Repair the Damage equals or exceeds One Million and No/100 Dollars ($1,000,000.00), or causes the Property to be permanently unable to be operated consistent with the manner in which it was operated on the day immediately prior to the date of such Damage (which cannot reasonably be cured prior to, or within a reasonable time after, Closing).

(d)    Except as otherwise provided herein, this Agreement shall not be interpreted as including an agreement by the parties that they shall have the rights and duties prescribed by the Uniform Vendor and Purchaser Risk Act, codified at Section 5.007 of the Texas Property Code.

12.02. Condemnation. If, prior to the Closing Date, all or any portion of the Property is taken by, or made subject to, condemnation, eminent domain or other governmental acquisition proceedings (each, a “Condemnation”), then the following shall apply:

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(a)    If the Condemnation constitutes a Major Taking, Purchaser, at its sole option, may, within ten (10) Business Days following receipt of notice of such Condemnation, elect either to (i) terminate this Agreement by written notice to Seller given at or prior to the Closing, whereupon the Escrow Agent shall immediately return the Deposit to Purchaser and, upon Purchaser’s receipt thereof, neither party hereto shall have any further rights against, or Obligations to, the other under this Agreement except for those provisions that expressly survive the termination of this Agreement, or (ii) agree to close, in which event Seller shall pay to Purchaser any awards made on account of such governmental acquisition received by Seller prior to Closing and assign, transfer and set over to Purchaser all of Seller’s right, title and interest in and to any awards which may in the future be made on account of such Condemnation.

(b)    If the Condemnation is not a Major Taking, the parties will proceed to Closing, in which event Seller shall pay to Purchaser any awards made on account of such governmental acquisition received by Seller prior to Closing and assign, transfer and set over to Purchaser all of Seller’s right, title and interest in and to any awards which may in the future be made on account of such Condemnation.

(c)    As used in this Section 12.02, “Major Taking” means any Condemnation (x) if any material portion of the Improvements are taken or (y) if any portion of the Land is taken which would (i) materially and adversely affect access (other than on a temporary basis provided that reasonable alternative access is provided) to the Improvements or (ii) result in the Property being permanently unable to be operated in a manner consistent in all material respects with the manner in which it is currently being operated or (z) otherwise render the Property permanently non-compliant with any applicable law, ordinance or regulation pertaining to its operation including, without limitation, the taking of any parking necessary to comply with current zoning requirements.

ARTICLE XIII

NOTICES

13.01. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals and other communications (herein collectively called “Notices”) required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be sent by (a) personal delivery, (b) a nationally known overnight express courier, prepaid, for next Business Day delivery, or (c) electronic mail, addressed to the party to be so notified as follows:

If intended for Seller, to:	Hilltop Conroe Holdings, LP
9 Greenway Plaza, Suite 2050
Houston, Texas 77046
Attention: Max Monzon
Telephone: (713) 816-0643
Email: mmonzon@livehilltop.com

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With copies to:	Locke Lord, LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Janis H. Loegering
Telephone: (214) 740-8581
Email: jloegering@lockelord.com

If intended for Purchaser, to:	CFIM Acquisitions, LLC
2600 Network Boulevard, Suite 590
Frisco, Texas 75034
Attention: Jack Alexander
Telephone: (469) 305-7199
Email: jack@cafcapital.com

With a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
Attention: Brian S. Smetana
Telephone: (212) 294-6751
Email: BSmetana@winston.com

With a copy to:	c/o Cantor Fitzgerald
110 East 59th Street
New York, New York 10022
Attention: Chris Milner
Telephone: (212) 915-1895
Email: cmilner@cantor.com

With a copy to:	Seyfarth Shaw LLP
233 South Wacker Drive, Suite 8000
Chicago, Illinois 60606
Attention: Melissa Vandewater, Esq.
Telephone: (312) 460-5563
Email: mvandewater@seyfarth.com

Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee one (1) Business Day after deposit therewith. Notice sent by electronic mail shall be deemed received at the time sent, provided the party delivering the electronic mail transmits the electronic mail before 5:00 p.m. Central Time on the day of transmission. If transmitted after 5:00 p.m. Central Time, electronic mail will deemed received on the next Business Day. Either party may at any time change the address for notice to such party by mailing, sending or delivering a Notice as aforesaid. Attorneys for a party shall be authorized to give and receive notices on behalf of such party.

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ARTICLE XIV

DEFAULTS

14.01. Default by Seller. In the event Seller (a) fails to satisfy the conditions set forth in Section 10.01 due to a default by Seller under this Agreement, (b) is unable to convey title to the Property or any portion thereof on the Closing Date in accordance with the provisions of this Agreement, or (c) defaults in any Obligations to Purchaser pursuant to this Agreement, and Seller thereafter fails to cure such default within seven (7) Business Days after receipt of written notice from Purchaser stating the nature of the default, Purchaser may as its sole and exclusive remedy for such breach, either (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement by written notice to Seller and the Escrow Agent, in which event the Deposit shall be returned to Purchaser, and Seller shall reimburse Purchaser for its documented out-of-pocket expenses in connection with the negotiation of this Agreement, Purchaser’s due diligence investigations and its pursuit of any financing with respect to its acquisition of the Property not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (collectively up to the foregoing cap, “Pursuit Costs”); and neither party shall have any further right or obligation hereunder, except for those obligations that expressly survive the termination of this Agreement. Purchaser specifically waives any and all rights that it may have to exemplary, punitive, or consequential damages as a result of Seller’s default under this Agreement. Notwithstanding anything herein to the contrary, if the reason specific performance shall not be available as a remedy is due to the willful acts or omissions of Seller, Purchaser shall have the right to bring a suit against Seller for damages.

14.02. Default by Purchaser. In the event Purchaser (a) fails to satisfy the conditions set forth in Section 9.01 due to a default by Purchaser under this Agreement or (b) defaults in its obligation to purchase the Property from Seller pursuant to this Agreement, and Purchaser thereafter fails to cure such default within seven (7) Business Days after receipt of written notice from Seller stating the nature of the default, Seller may, as its sole and exclusive remedy for such breach, terminate this Agreement by written notice to Purchaser and the Escrow Agent, and upon any such termination the Escrow Agent shall immediately deliver the Deposit to Seller, such sum being agreed upon by the parties hereto as liquidated damages and the amount payable by Purchaser to Seller in consideration of Purchaser having the option to refuse to purchase the Property without any liability on account of its refusal other than payment of the Deposit to Seller, which amount the parties agree is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including, without limitation, the relationship of such harm to Seller that reasonably could be anticipated, Seller’s anticipated use of the proceeds of sale, and the fact that proof of actual damages would be impossible to determine. Seller specifically waives any and all rights that it may have to exemplary, punitive, or consequential damages as a result of Purchaser’s default under this Agreement.

ARTICLE XV

MISCELLANEOUS

15.01. Expenses. Purchaser shall pay the following costs: (i) recording fees for documents it desires to be recorded, other than the Deed; (ii) any costs and expenses in connection with

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obtaining financing for the purchase of the Property; (iii) the premium for extended coverage and any endorsements or affirmative coverages for the Title Policy required by Purchaser (other than those that Seller is to pay as set forth below), (iv) the cost of the Updated Survey and (v) any lender’s title insurance policy or endorsement. Seller shall pay the following costs: (x) recording fees for the Deed; (y) the basic premium for the Title Policy and (z) the recording fees for the release of any Mandatory Cure Items. Escrow fees of the Escrow Agent and/or Title Company shall be borne equally by the parties. The fees and expenses of Seller’s designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser’s designated representatives, accountants and attorneys shall be borne by Purchaser. All other fees and expenses shall be borne by each party in accordance with generally accepted practice at closings of the purchase or sale of real property similar to the Property in the Harris County, Texas area.

15.02. Brokerage; Indemnity. Seller and Purchaser each hereby represent and warrant to the other that, with the exception of Newmark Knight Frank (the “Broker”) to whom Seller shall pay all commissions due under a separate agreement with the Broker, neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless of and from any and all manner of claims, liabilities, loss, damage, attorneys’ fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained. The provisions of this Section 15.02 shall survive the Closing.

15.03. Tax Appeal Proceedings. If Seller exercises its right to file an application to reduce real estate taxes prior to the expiration of the Inspection Period, Seller shall notify Purchaser prior to the expiration of the Inspection Period. Seller shall continue to process any pending appeals or protests filed by it with respect to the tax fiscal year in which the Closing Date occurs; however, Seller shall not settle same without Purchaser’s consent and the net proceeds from any such proceedings, after payment of reasonable attorneys’ fees actually incurred, will be prorated between the parties, when received, as of the Closing Date. In the event Purchaser receives any rebates, refunds, proceeds or tax reductions with respect to the fiscal year in which Closing occurs, the net proceeds of such proceeding, after payment of attorneys’ fees actually incurred, will be prorated between the parties, when received, as of the Proration Date. Seller shall be entitled to receive and retain the proceeds from any tax appeals or protests for tax fiscal years prior to the tax fiscal year in which the Closing Date occurs. The provisions of this Section 15.03 shall survive Closing.

15.04. Legal Expenses. If either party hereto shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs. The provisions of this Section 15.04 shall survive the Closing or termination of this Agreement.

15.05. Construction. This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

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15.06. Publicity. All notice to third parties (other than notices to the Tenants, vendors, utility companies, etc. reasonably necessary to effectuate the transactions contemplated herein) and all other publicity concerning the transactions contemplated hereby shall be jointly planned and coordinated by and between Purchaser and Seller and in no event shall such publicity disclose the Purchase Price. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed and shall not apply to the disclosure of information that is not Confidential Information.

15.07. General. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement. An electronic copy of signature to this Agreement or any amendments thereto shall be deemed an original for all purposes.

15.08. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

15.09. Governing Law; Parties at Interest. This Agreement will be governed by the law of the State of Texas and will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

15.10. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

15.11. Recordation of Agreement. Neither party to this Agreement shall file this Agreement or a memorandum of this Agreement of record, except in connection with an action of specific performance undertaken by Purchaser pursuant to Section 14.01 hereof. The filing of this Agreement or a memorandum of this Agreement of record by either party shall be deemed a default by that party under this Agreement.

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15.12. Time of the Essence. All times, wherever specified herein for the performance by Seller or Purchaser of their respective obligations hereunder, are of the essence of this Agreement.

15.13. No Assignment. Without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, Purchaser shall not have the right to assign any of Purchaser’s rights under this Agreement to any other person or entity. Notwithstanding the foregoing, however, Purchaser shall have the unrestricted right, upon notice to Seller not later than three (3) days prior to Closing, to assign its rights hereunder to any entity that is directly or indirectly controlled by or under common control with Purchaser, Cantor Fitzgerald, L.P., or any of their respective direct or indirect members or managers or affiliates, provided that Purchaser shall not be released and shall remain liable under the terms of this Agreement. Seller shall have no right to assign this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

15.14. JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR PURCHASER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

15.15. Exclusivity. During the term of this Agreement, Seller shall not directly or indirectly solicit, pursue or entertain offers from, negotiate with, or in any manner accept or consider any proposal or offer of another person or entity relating to the acquisition, financing or other disposition of the Property (or any portion thereof) or any direct or indirect therein (including, without limitation, of interests in Seller).

15.16. Like-Kind Exchange. Purchaser and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of one or more separate exchanges (each, an “Exchange”) being made by each party, whether one or more, pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that any party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the

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Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party’s Obligations under this Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney’s fees that may result from Non-Exchanging Party’s cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code. In connection with the foregoing, Seller acknowledges that Purchaser may acquire title to the Property via, and this Agreement will be assigned to, more than one entity, and Seller shall consummate the Closing pursuant to the terms hereof with such entities. In such event, the originally named Purchaser and the entities comprising the ultimate Purchaser shall be jointly and severally liable for all Obligations of the “Seller” hereunder and under the closing documents.

15.17. Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so. Purchaser agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing. Purchaser’s obligation to purchase the Property shall not be subject to or conditioned upon Purchaser’s obtaining any variances, zoning amendments, subdivision, condominium, lot line adjustment or other discretionary governmental act, approval or permit.

15.18. No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at the Closing.

15.19. Limitation of Liability. No direct or indirect partner, affiliate, shareholder or member in Seller or Purchaser, nor agent of Seller or Purchaser, nor any manager, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any of

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the foregoing (including, but not limited to, Hilltop Residential, LLC, Angelo Gordon, and Angelo, Gordon Real Estate, Inc. and each of their direct or indirect members, partners, shareholders, managers or affiliates) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and Seller, respectively, for itself and its successors and assigns and, without limitation, all other persons and entities by, through, under or affiliated with such party, (i) shall look solely to assets of the other for the payment of any claim or for any performance, and (ii) hereby waives any and all such personal liability. Further, notwithstanding anything to the contrary contained herein, Purchaser’s and Seller’s liability under this Agreement shall be subject to the limitations set forth in Section 5.04 hereof. The terms and provisions of this Section 15.5 shall expressly survive the Closing or any termination of this Agreement.

15.20. Miscellaneous Notices.

(a)    Notices from Broker. Purchaser should not rely upon any oral representations about the Property from any source. Broker is not qualified to render property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations or laws. Purchaser should seek experts to render such services. Selection of inspectors and repairmen is the responsibility of Purchaser and not the Broker.

(b)    Texas RELA Notice. The Texas Real Estate License Act requires written notice to Purchaser that Purchaser should have an attorney examine an abstract of title to the Property or, in the alternative, obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

(c)    Texas Water Code Notice. If the Property is situated in utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Section 49.452, of the Texas Water Code requires Seller to deliver and Purchaser to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this Agreement.

(d)    Wetlands Notice. Purchaser is advised that the presence of wetlands, toxic substances, including asbestos and wastes or other environmental hazards or the presence of a threatened or endangered species or its habitat may affect Purchaser’s intended use of the Property.

(e)    ADA Disclosure. PURCHASER ACKNOWLEDGES THAT THE PROPERTY MAY BE SUBJECT TO THE AMERICANS WITH DISABILITIES ACT (THE “ADA”) AND THE FAIR HOUSING ACT (THE “FHA”). THE ADA REQUIRES, AMONG OTHER MATTERS, THAT TENANTS AND/OR OWNERS OF “PUBLIC ACCOMMODATIONS” REMOVE BARRIERS IN ORDER TO MAKE THE PROPERTY ACCESSIBLE TO DISABLED PERSONS AND PROVIDE AUXILIARY AIDS AND SERVICES FOR HEARING, VISION OR SPEECH IMPAIRED PERSONS.

AGREEMENT TO PURCHASE APARTMENTS – Page 43
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EXCEPT FOR THE SELLER CUMULATIVE REPRESENTATIONS, SELLER MAKES NO WARRANTY, REPRESENTATION OR GUARANTEE OF ANY TYPE OR KIND WITH RESPECT TO THE PROPERTY’S COMPLIANCE WITH THE ADA OR THE FHA (OR ANY SIMILAR STATE OR LOCAL LAW), AND SELLER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATIONS OTHER THAN THE SELLER CUMULATIVE REPRESENTATIONS.

(f)    Radon. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES MAY HAVE BEEN FOUND IN BUILDINGS IN THE STATE WHERE THE PROPERTY IS LOCATED. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM THE LOCAL COUNTY HEALTH DEPARTMENT.

(g)    Notice Regarding Possible Liability for Additional Taxes. The following disclosure is made for the purpose of complying with the provisions of Section 5.010 of the Texas Property Code and is not intended to and does not alter or affect the rights and obligations of Purchaser and Seller:

If for the current ad valorem tax year the taxable value of the land that is the subject of this Agreement is determined by a special appraisal method that allows for the appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in use of the land. The taxable value of the land and the applicable method of appraisal for current tax year is public information and may be obtained from the tax appraisal district established for the county in which the Property is located.

[SIGNATURES ON FOLLOWING PAGE]

AGREEMENT TO PURCHASE APARTMENTS – Page 44
Landings of Conroe Apartments

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

PURCHASER:

CFIM ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ Christopher Milner
Name:	Chris Milner
Title:	President

[SIGNATURES CONTINUED ON NEXT PAGE]

AGREEMENT TO PURCHASE APARTMENTS – Signature Page
Landings of Conroe Apartments

SELLER:

HILLTOP CONROE, LP, a Delaware limited partnership

By:	Hilltop Conroe GP, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Max Monzon
Name:	MAX MONZON
Title:	SECRETARY

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EXHIBIT A

PROPERTY LEGAL DESCRIPTION

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Real property in the City of Conroe, County of Montgomery, State of Texas, described as follows:

TRACT I:

Being 15.129 acres of land, situated in the W.S. Allen Survey, Abstract Number 2, Montgomery County, Texas and being that same tract described in deed from Champion Realty Corporation to Conroe Investments, LLC, a Mississippi limited liability company, recorded under Clerk’s File Number 2004-034469 of the Real Property Records of Montgomery County, Texas, and further being out of and a part of Tract 8, residue of the Champion Paper and Fiber Company 368.13 acres as described in Deed recorded in Volume 262, Page 276 of the Montgomery County Deed Records; said 15.129 acres being more particularly described by metes and bounds as follows with all bearings referenced to the South line of the herein described tract:

BEGINNING at a 1⁄2, inch iron rod, found for the Southwest corner of the herein described tract and the Northwest corner of Pinecreek Office Park, a subdivision of 2.4958 acres, the map or plat thereof recorded in Cabinet D, Sheet 117 of the Montgomery County Map Records, and located in a curve of the East line of Longmire Road, a 100 foot wide right-of-way as shown on the map or plat thereof recorded in Cabinet C, Sheet 179 of the Montgomery County Map Records;

THENCE in a Northerly direction along the East line of Longmire Road with a curve to the right having as its elements: a central angle of 04°06’20”, a radius of 1950.00 feet, an arc length of 139.72 feet and a chord bearing North 11°25’30” West, a distance of 139.69 feet to a one inch iron pipe, found at the end of said curve;

THENCE North 09°27’44” West, along the East line of Longmire Road, passing at a distance of 204.28 feet, a 5/8 inch iron rod found for reference; in all, a distance of 390.16 feet (Plat call: North 09°24’47” West, 390.00 feet) to a 1/2 inch iron rod, found for the beginning of a curve to the left;

THENCE continuing in a Northerly direction along the East line of Longmire Road with a curve to the left having as its elements: a central angle of 25°03’14”, a radius of 1200.00 feet, an arc length of 524.73 feet and a chord bearing North 21°58’23” West, a distance of 520.55 feet to a capped one inch iron pipe, found for the Northwest corner of the herein described tract and the Southwest corner of the Aaron Pasternak 80.095 acre tract as described in Deed recorded under Clerk’s File Number 8320886 of the Montgomery County Real Property Records;

THENCE North 73°53’25” East along the South line of the 80.095 acre tract, at 235.49 feet and 0.25 feet left, passing a 5/8 inch iron rod; in all, a distance of 664.97 feet (Deed call: North 73°28’49” East, a distance of 664.81 feet) to a 5/8 inch iron rod, found for the Northeast corner of the herein described tract and being located in the West line of Unrestricted Reserve “H-1” of Montgomery Park Subdivision, a recorded subdivision with the map or plat thereof recorded in Cabinet D, Sheet 126 of the Montgomery County Map Records;

THENCE South 16°12’09” East along the West line of Montgomery Park Subdivision, passing at 451.39 feet and 0.17 feet left, a 5/8 inch iron rod found for the common corner of Reserves ‘H-1” and H-2”; passing at 700.44 feet and 0.16 feet right, a 5/8 inch iron rod for reference; in all, a distance of 1042.46 feet to a 5/8 inch iron rod, found for the Southeast corner of the herein described tract and the Northeast corner of Lot 2, in Block 1 of Loop 336 Business Park, the map or plat thereof recorded in Cabinet L, Sheet 60 of the Map Records;

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THENCE South 73°42’25” West, along the South line of the herein described tract, passing at a distance of 332.39 feet, a 5/8 inch iron rod, found for the Northwest corner of Loop 336 Business Park and the Northeast corner of the aforementioned Pinecreek Office Park; in all, a distance of 670.06 feet (Deed call: 669.96 feet), back to the Point of Beginning and containing 15.129 acres (659,024 square feet) of land, based on the survey and plat prepared by Glezman Surveying, Inc., dated June 29, 2011.

TRACT II:

EASEMENT RIGHTS AS SET FORTH IN THAT CERTAIN DRAINAGE EASEMENT AGREEMENT DATED MARCH 30, 2004 BY AND BETWEEN ODWLCC-3, INC., A TEXAS CORPORATION AND CONROE INVESTMENTS, LLC, A MISSISSIPPI LIMITED LIABILTIY COMPANY , FILED FOR RECORD UNDER HARRIS COUNTY CLERK’S FILE NO. 2004034471 OF THE OFFICIAL RECORDS HARRIS COUNTY, TEXAS.

AGREEMENT TO PURCHASE APARTMENTS – Exhibit A – Page 2
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EXHIBIT B

FORM OF DEED

When recorded, return to:

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
§
COUNTY OF MONTGOMERY	§

HILLTOP CONROE, LP, a Delaware limited partnership, hereinafter called “Grantor”, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration to the undersigned in hand paid by                     , a                 , hereinafter called the “Grantee”, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee, the land described on Exhibit “A” attached hereto (the “Land”) and all buildings, structures, parking areas, sidewalks, landscaping and other improvements and fixtures located on the Land, together with all of Grantor’s right, title, and interest in and to all related rights and appurtenances, including, without limitation, any and all right, title and interest of Grantor in and to (i) easements, adjacent streets, waterways, air rights, strips and gores, roads, alleys or rights of way open or proposed, all water, oil, gas and mineral rights of any kind or character pertaining to the Land, and rights, titles and interests of Grantor in and to any reversionary rights, if any, attributable or appurtenant to the Land (collectively, the “Appurtenances”, and such Land and Appurtenances being called collectively the “Real Property”), (ii) any land lying in the bed of any street, alley, road or avenue, opened or proposed, public or private, in front of or adjoining the Real Property, (iii) any award made or to be made with respect to a condemnation, eminent domain or other governmental acquisition proceedings, and (iv) any unpaid award for damage to the Real Property by reason of change of grade of any street (collectively, the “Property”).

AGREEMENT TO PURCHASE APARTMENTS – Exhibit B – Page 1
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This conveyance, however, is made and accepted subject to the matters described on Exhibit “B” attached hereto and made a part hereof (hereinafter referred to as the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee and Grantee’s successors and assigns forever, subject to the Permitted Encumbrances. Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, Grantee’s successors and assigns against every person whomsoever claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

[SIGNATURE ON FOLLOWING PAGE]

AGREEMENT TO PURCHASE APARTMENTS – Exhibit A – Page 2
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EXECUTED as of the              day of                     , 2022, to be effective upon delivery.

GRANTOR:

HILLTOP CONROE, LP, a Delaware limited partnership

By:	Hilltop Conroe GP, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:	Authorized Person

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the              day of                     , 2022, by                     , Authorized Person of Hilltop Conroe GP, LLC, a Delaware limited liability company, General Partner of HILLTOP CONROE, LP, a Delaware limited partnership, on behalf of said limited partnership and limited liability company.

Notary Public in and for the State of Texas

GRANTEE’S ADDRESS FOR TAX NOTICES:

AGREEMENT TO PURCHASE APARTMENTS – Exhibit B – Page 3
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EXHIBIT C

FORM OF BILL OF SALE

BILL OF SALE AND

ASSIGNMENT OF INTANGIBLE PERSONAL PROPERTY

This Bill of Sale and Assignment of Intangible Personal Property (this “Assignment”) is executed and delivered as of                     , 2022 by HILLTOP CONROE, LP, a Delaware limited partnership (“Assignor”) and                     , a                      (“Assignee”).

1.	As used in this Assignment, the following terms shall have the following meanings:

(i)

“Real Property” means and refers to that certain parcel of land situate, being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, together with all improvements thereon and all rights and appurtenances pertaining thereto.

(ii)	“Apartments” means and refers to that certain apartment development commonly known as the “Landings of Conroe Apartments” situated upon the Real Property.

(iii)

“Development Rights” means any and all applications, permits, approvals, and licenses; utility service commitments, rights, allocations, taps and connections; living unit equivalents; rights under any traffic phasing agreements or similar agreements; rights under preliminary plans, plats, and other development approvals; rights to receive or install water, wastewater, electricity, gas, telephone (including all telephone and facsimile numbers now serving the Apartments), telecommunications (including cable television, ISDN lines, etc.), drainage, satellite, or other utilities or services; and rights to build, construct or install streets, driveways or other access to the Land, but only to the extent the above described items are appurtenant to and benefit the Real Property and to the extent transferrable by Assignor without cost.

(iv)

“Personalty” means all fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description owned by Seller and whether located at the Apartments or used in connection with the operation, maintenance or management of the Apartments, all of which have been listed, set forth or otherwise described in Exhibit “B” attached hereto and made a part hereof for all purposes, including all computer and information technology equipment (i.e., personal computers, monitors, routers, hubs, modems, printers), but excluding any computer software owned by the Assignor’s property manager.;

AGREEMENT TO PURCHASE APARTMENTS – Exhibit C – Page 1
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(v)

“Intangible Personal Property” means all general intangibles related to the ownership, management or operation of the Property, including without limitation, the Development Rights, names, goodwill associated with the Property that are owned by Seller, including the nonexclusive right (which right is exclusive as against Seller and its affiliates) to use the name “Landings of Conroe”, and the website www.landingsofconroe.com, all marketing and promotional materials specific to the Property, including any such items in digital form, all of Seller’s interest in and to the Assumed Service Contracts, all existing guaranties and warranties made by third parties to Seller (excluding any warranties of title) with respect to the Real Property, if any, and only to the extent assignable, in and to all telephone numbers, all files, and data with respect to the Real Property; provided in no event shall “Intangible Personal Property” include rights to use the name “Hilltop” or any trademarks associated with Hilltop Residential, or any website that is linked to other properties owned by affiliates of Seller. and

(vi)

“Studies” means and refers to all plans, engineering plans, drawings, architectural drawings, shop drawings, specifications, surveys, blueprints, site plans, mylars, patents, copyrights, designs, plans and surveys related to water, sewer, paving, grading and drainage, soils reports, environmental site assessments or audits, feasibility studies, zoning documents, brochures, market materials, and other technical descriptions that relate to the Real Property.

2.    For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee, all right, title and interest of Assignor in and to the Personalty, Studies, and Intangible Personal Property, TO HAVE AND TO HOLD the Personalty, Studies, and Intangible Personal Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever and Assignee hereby and accepts and assumes all of Assignor’s obligations, if any, with respect to the Personalty, Studies, and Intangible Personal Property from and after the date hereof.

Assignor does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND title to the Personalty, Studies, and Intangible Personal Property unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

Assignor will execute and deliver to Assignee such documents or instruments as may be required or requested by the telephone company providing service to the Real Property in connection with the transfer of the telephone number or telephone numbers or exchange, together with all telephone directory advertising, used by Assignor or the agents of Assignor exclusively in connection with the operation of the Real Property and/or the Personalty.

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3.    This Assignment may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

AGREEMENT TO PURCHASE APARTMENTS – Exhibit C – Page 3
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EXECUTED by Assignor and Assignee to be effective as of the date set forth above.

ASSIGNOR:

HILLTOP CONROE, LP,
a Delaware limited partnership

By:	Hilltop Conroe GP, LLC,
a Delaware limited liability company
its general partner

By:
Name:
Title:	Authorized Person

[Signatures Continued on Next Page]

AGREEMENT TO PURCHASE APARTMENTS – Exhibit C – Page 4
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ASSIGNEE:

,
a

By: ,
a
its general partner

By:
Name:
Title:

AGREEMENT TO PURCHASE APARTMENTS – Exhibit C – Page 5
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EXHIBIT A TO EXHIBIT C (FORM OF BILL OF SALE)

PROPERTY

AGREEMENT TO PURCHASE APARTMENTS – Exhibit C – Page 6
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EXHIBIT B TO EXHIBIT C (FORM OF BILL OF SALE)

PERSONALTY

AGREEMENT TO PURCHASE APARTMENTS – Exhibit C
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EXHIBIT D

FORM OF LEASE AND SERVICE CONTRACT ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS

This Assignment and Assumption of Leases and Service Contracts (this “Assignment”) is executed and delivered as of                         , 2022 by and between HILLTOP CONROE, LP, a Delaware limited partnership (“Assignor”), and                         , a                          (“Assignee”), in light of the following recitals which are made a part hereof for all purposes.

RECITALS:

A.    Assignor or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of apartment units or other space located in the apartment development known as the Landings of Conroe Apartments, located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes;

B.    Attached hereto as Exhibit ”B” and made a part hereof for all purposes is a rent roll and list of leases in effect as of the date thereof (the tenant leases are referred to herein as the “Leases”);

C.    Assignor or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Assignee will assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.    Subject to the terms of this Assignment, Assignee desires to purchase and assume from Assignor, and Assignor desires to sell and assign to Assignee, (i) Assignor’s right, title and interest as lessor under the Leases and (ii) all right, title and interest of Assignor in, to and under the Contracts.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, the parties agree as follows:

1.    Subject to the terms of this Assignment, Assignor does hereby assign, transfer, set over, deliver and convey unto Assignee, and Assignee hereby accepts all of Assignor’s right, title and interest as lessor under the Leases, all guaranties of such Leases, and all rents, revenues,

AGREEMENT TO PURCHASE APARTMENTS – Exhibit D – Page 1
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income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof, TO HAVE AND TO HOLD the Leases, unto Assignee and Assignee’s successors and assigns, subject to the matters set forth on Exhibit “D”. Assignor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee, Assignee’s successors and assigns against every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. It is specifically agreed that (a) Assignor shall not be responsible to the lessees under the Leases for the discharge and performance of any duties or obligations to be performed or discharged by the lessor thereunder which first accrue from and after the date hereof, and (b) Assignee shall not be responsible to the lessees under the Leases for the discharge and performance of any duties or obligations to be performed or discharged by the lessor thereunder prior to the date hereof. By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Leases on the part of the lessor therein first required to be performed, from and after the date hereof, including but not limited to the obligation to repay in accordance with the terms of the Leases to the lessees thereunder any and all security and prepaid rental deposits but only to the extent of the amount of cash delivered or credited against the Purchase Price (defined in the Purchase Agreement (hereafter defined)) by Assignor to Assignee with respect to such security and prepaid rental deposits pursuant to that certain Agreement to Purchase Apartments dated                     , 2022 (as amended from time to time, the “Purchase Agreement”) by and between Assignor and Assignee.

2.    Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all losses, liabilities and expenses (including reasonable attorneys’ fees) incurred by Assignee as a result of claims or causes of action being brought against Assignee, as Assignor’s successor in interest to the Leases, arising out of or relating to Assignor’s failure to perform any of the obligations of the lessor under the Leases occurring prior to the date hereof or relating to security and prepaid rental deposits not delivered in cash or not credited against the Purchase Price adjustment by Assignor to Assignee on the date hereof pursuant to the Purchase Agreement and Assignor shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by Assignee in enforcing this indemnity.

3.    Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all losses, liabilities and expenses (including reasonable attorneys’ fees) incurred by Assignor as a result of claims or causes of action being brought against Assignor first arising out of or relating to Assignee’s failure to perform any of the obligations of the lessor under the Leases first occurring from and after the date hereof and Assignee shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by Assignor in enforcing this indemnity.

4.    Assignor hereby grants, transfers and assigns to Assignee, and Assignee hereby accepts, all right, title and interest of Assignor in, to, and under each of the Contracts TO HAVE AND TO HOLD the Contracts, unto Assignee and Assignee’s successors and assigns, subject to the matters set forth on Exhibit “D”. Assignor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Contracts unto Assignee,

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Assignee’s successors and assigns against every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. Assignee hereby assumes, and agrees to be bound by, all of the covenants, agreements, and obligations of Assignor under the Contracts which shall first arise or be incurred, or which are required to be performed, from and after the date of this Assignment.

5.    Assignor agrees to indemnify, defend and hold Assignee harmless from and against all claims and demands of a vendor under any Contracts arising as a result of Assignor’s performance of, or failure to perform, the covenants, agreements, and obligations of the vendee under the Contracts to be kept and performed by Assignor as such vendee, prior to the date of this Assignment and Assignor shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by Assignee in enforcing this indemnity.

6.    Assignee agrees to indemnify, defend and hold Assignor harmless from and against all claims and demands of a vendor under any Contracts arising as a result of Assignee’s performance of, or failure to perform, the covenants, agreements and obligations of the vendee under the Contracts to be kept and performed by Assignee as such vendee first accruing and arising on and after the date of this Assignment and Assignee shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by Assignor in enforcing this indemnity.

7.    All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.    This Assignment may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

AGREEMENT TO PURCHASE APARTMENTS – Exhibit D – Page 3
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EXECUTED by Assignor and Assignee to be effective as of the              day of                         , 2022.

ASSIGNOR:

HILLTOP CONROE, LP, a Delaware limited partnership

By:	Hilltop Conroe GP, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:	Authorized Person

AGREEMENT TO PURCHASE APARTMENTS – Exhibit D – Page 4
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ASSIGNEE:

,
a

By: ,
a
its general partner

By:
Name:
Title:

AGREEMENT TO PURCHASE APARTMENTS – Exhibit D – Page 5
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EXHIBIT A TO EXHIBIT D (FORM OF LEASE AND SERVICE CONTRACT ASSIGNMENT)

LEGAL DESCRIPTION

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EXHIBIT B TO EXHIBIT D (FORM OF LEASE AND SERVICE CONTRACT ASSIGNMENT)

RENT ROLL

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EXHIBIT C TO EXHIBIT D (FORM OF LEASE AND SERVICE CONTRACT ASSIGNMENT)

ASSUMED SERVICE CONTRACTS

AGREEMENT TO PURCHASE APARTMENTS – Exhibit D – Page 8
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EXHIBIT D TO EXHIBIT D (FORM OF LEASE AND SERVICE CONTRACT ASSIGNMENT)

PERMITTED ENCUMBRANCES

AGREEMENT TO PURCHASE APARTMENTS – Exhibit D – Page 9
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EXHIBIT E

FORM OF TENANT NOTICE

                    , 2022

Tenant of Unit No.

Landings of Conroe Apartments

21077 Kingsland Boulevard

Katy, Texas

RE:	Notice of Change of Ownership of Landings of Conroe Apartments, Conroe, Montgomery County, Texas (the “Property”)

Dear Resident:

As of the date hereof, HILLTOP CONROE, LP, a Delaware limited partnership (“Former Owner”), has transferred, sold, assigned, and conveyed the above-referenced Property to                     , a                      (the “New Owner”).

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease to repay or account for the security deposit referenced below, shall be the binding obligation of New Owner. As of the date hereof, our records show a tenant security deposit in the amount of $             and [a pet deposit in the amount of $             Note: Include only if refundable], with respect to your leased premises at the Property.

Future rental payments with respect to your leased premises at the Property should be made to the New Owner by delivering to the on-site manager of the Property a check or money order payable to the order of                     , a                     .

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

[SIGNATURE PAGE FOLLOWS]

AGREEMENT TO PURCHASE APARTMENTS – Exhibit E – Page 1
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ACKNOWLEDGEMENT OF TRANSFER BY FORMER OWNER:

HILLTOP CONROE, LP, a Delaware limited partnership

By:	Hilltop Conroe GP, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:	Authorized Person

NEW OWNER:
,
a

By:
Name:
Title:

AGREEMENT TO PURCHASE APARTMENTS – Exhibit E – Page 2
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EXHIBIT F

FORM OF FIRPTA CERTIFICATE

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY TAX ACT

The undersigned hereby certifies that the name, address and United States taxpayer identification number of the transferor of the real property (the “Transferor”) described in Exhibit A attached hereto and incorporated herein by reference is as follows:

Name and Address	Tax I.D. Number
Hilltop Conroe, LP	83-07188632
9 Greenway Plaza, Suite 2050
Houston, Texas 77046

In addition, the undersigned hereby certifies that the Transferor is not a “disregarded entity” as defined in Treasury Regulations, Section 1.1445-2(b)(2)(iii). The undersigned further certifies that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder).

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Hilltop Conroe GP, LLC, a Delaware limited liability company and the general partners of Transferor.

There is no other person or entity who has an ownership interest in the property. The transferor is Hilltop Conroe, LP, a limited partnership, organized and existing under the laws of the State of Delaware.

The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

[SIGNATURE PAGE FOLLOWS]

AGREEMENT TO PURCHASE APARTMENTS – Exhibit F – Page 1
Landings of Conroe Apartments

EXECUTED as of the              day of                     , 2022.

TRANSFEROR:

HILLTOP CONROE, LP, a Delaware limited partnership

By:	Hilltop Conroe GP, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:	Authorized Person

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the              day of                     , 2022, by                     , Authorized Person of Hilltop Conroe GP, LLC, a Delaware limited liability company, General Partner of HILLTOP CONROE, LP, a Delaware limited partnership, on behalf of said entities.

Notary Public in and for the State of

AGREEMENT TO PURCHASE APARTMENTS – Exhibit F – Page 2
Landings of Conroe Apartments

EXHIBIT A TO EXHIBIT F (FORM OF FIRPTA CERTIFICATE)

LEGAL DESCRIPTION

AGREEMENT TO PURCHASE APARTMENTS – Exhibit F – Page 3
Landings of Conroe Apartments

EXHIBIT G

LIST OF SERVICE CONTRACTS

Vendor	Service
Apartments.com	Marketing/Advertising

Realpage	Resident Utility Billing Services/Answering service/Lead tracking

Comcast	Cable, Phone, & Internet

The Great Outdoors	Landscaping Contract

Handytrac	Key Tracking Subscription Service

Realpage	Website Hosting Service

Envirosmart	Termite Contract

Envirosmart	Pest Control

Poolsure	Pool Maintenance

AlarmTech	Fire Alarm

Entergy	Electric Service

City of Conroe	Water/Sewer/Irrigation

Waste Management	Trash

Southcross	Office Security Alarm

Kings III	Emergency Phone Contract

First Choice	Coffee Machine for Contract

Gatewise	Gate System

Bluemoon	Lease Forms

Kopi-R Service	Copier Service Agreement

Comcast	Cable Marketing agreement

Comcast	Bulk Internet Contract

AGREEMENT TO PURCHASE APARTMENTS – Exhibit G
Landings of Conroe Apartments

EXHIBIT H

PERSONALTY

Landings of Conroe Property Inventory DATE: PREPARED BY: AREA Manager’s Office Printer Room Key Room Leasing Office Bathrooms Entry Mens Womens 21-Feb-22 Kami Venable INVENTORY NUMBER 2 2 2 4 2 Phone Lamp Desk Cal Chair Accent Chairs Mirror Wall Art File Cabinet Lamp Décor Plant Shelf Credenza Phones Desks Desk Chairs HP Computers Lamps Accent Chairs Wall Art Wall Art Wall Art Table Décor ITEM SERIAL NUMBER

AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

HILLTOP RESIDENTIAL Landings of Conroe Property Inventory DATE: PREPARED BY: AREA Office Entry Main Lounge Kitchen 21-Feb-22 INVENTORY NUMBER 2 1 2 2 1 2 7 1 1 7 5 20 Credenzas Lamp Entry Table Flower Decor Rug Wall Mirrors Couch Accent Chairs Coffee Table Desk Deak Chairs Café Table Café Chairs Rug Small Ganch Lenovo Computer Side Tables Credence Couch Table Plants Accent Pillows Mirror Coffee Stand Wall Art Wall Art pince Places ITEM SERIAL NUMBER

AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

Landings of Conroe Property Inventory DATE: 21-Feb-22 PREPARED BY:
AREA Fitness Center INVENTORY NUMBER ITEM SERIAL NUMBER
5 Wall Art 2 Sharp TVs 1 Water Cooler 1 Weight Bench 22 Free Weights w/Stand 1 Stationary Bike 1 Spin Bike 1 Ab Machine 1 Elliptical 2 Treadmills 1 Lateral Trainer 1 Multi-Function 5 Medicine Balls w/Stand AGREEMENT TO PURCHASE APARTMENTS – Exhibit H Landings of Conroe Apartments

AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

Landings of Conroe Property Inventory DATE: 21-Feb-22 PREPARED BY:
AREA Kitchen Dining Room Living Rooms Hall Guest Bath Guest Bed Master Bed Master Bath
INVENTORY NUMBER 2 Décor Plate Settings 2 Wine Glasses 1 Tray w/ 4 cups 1 Tea Pot 1 Spice Racks 5 Décor Items 1 Runner Rug 1 Small Vase 2 Bar Stools 1 Table 2 Table Chairs 2 Plate Settings 2 Wine Glasses 1 Wooden Accent Table 1 Wall Art 1 Mirror 2 Table décor pieces 2 Accent Chairs 4 Wall Art 5 Accent Pillows 1 Rug 1 Couch 2 Side Table 1 Otterman 1 Tray w/ 2 Cups 2 Lamps 10 Table Décor 1 Wall Art 3 Rugs 5 Table Décor 1 Shower Curtain 1 Towel 1 Bed with bedding 2 End Tables 10 Décor Pillows 2 Lamp 1 Dresser 9 Décor Pieces 1 Wall Art 1 Bed with bedding 2 End Tables 8 Décor Pillows 1 Lamp 1 Dresser 3 Baskets 3 Wall Art 8 Décor Pieces 3 Rugs 1 Shower Curtain 5 Décor Pieces 1 Laundry Basket
SERIAL NUMBER AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

Landings of Conroe Property Inventory DATE: 21-Feb-22 PREPARED BY:
AREA Pool Pergola Dog Park INVENTORY NUMBER ITEM SERIAL NUMBER
6 8 2 1 16 30 1 2 8 2 2 6 Umbrellas Side Tables Rectangle Tables Square Tables Chairs Chaise Lounges Gas Grill w/ Pedestal Trash Cans Adirondack Chairs Tables Benches Adirondack Chairs AGREEMENT TO PURCHASE APARTMENTS – Exhibit H Landings of Conroe Apartments

AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

Landings of Conroe Property Inventory DATE: 21-Feb-22 PREPARED BY: AREA INVENTORY NUMBER ITEM SERIAL NUMBER 3 Golf Carts (1 Leasing and 2 Maintenance) 1 Key Machine 1 HVAC Recovery Machine 2 Carpet Blowers 1 HVAC Vacuum 1 Freon Scale 1 Battery Blower 1 3 ft ladder (Step) 2 6 ft ladder (A-Frame) 1 4 ft ladder (A-frame) 1 Analog HVAC Gauges 1 Welding Torches 1 Ozone Machines 1 Dehumid 1 Portable HVAC (no ducts) 1 Mop Bucket 1 Vacuum 1 Appliance Dolly 1 Dolly 1 Dolphin Pool Machine 1 Power washer 2 Shop Vacs 1 Gas Blower 1 Sink Machine 3 Garden Tools (post digger and shovel) AGREEMENT TO PURCHASE APARTMENTS – Exhibit H Landings of Conroe Apartments

AGREEMENT TO PURCHASE APARTMENTS – Exhibit H
Landings of Conroe Apartments

SCHEDULE 4.02

DUE DILIGENCE ITEMS

1.	Property description, including land area, building size and age, number and description of units.

2.	Historical operating statements for the trailing 12 months (monthly statements) (collectively the “Operating Statements”).

3.	Receipted real estate tax bills for the past two years and any correspondence with local assessors. Also, any tax abatement agreements.

4.	Copies of all current service contracts in force.

5.	List of all recurring services that are contracted for (including vendor, cost and frequency).

6.	Any licensing agreement for antenna, computer switches, satellite dishes, tollway signs or other miscellaneous income items supported by agreements.

7.	Rent roll.

8.	Current physical vacancy rate and physical vacancy rate by month going back 12 months.

9.	Summary of capital repairs made. List each item of repair and the date on which it was completed.

10.

Current payroll summary listing each employee by function (include pay rate, average hours per week and length of employment) and summary of employee benefits by cost and type (insurance, vacation, holidays, etc.).

11.	Explanation of current and previous 12 months of rental concession programs, if applicable, as they affect the current rent roll.

12.	All current marketing materials and leasing plans.

13.	Property Site plan.

14.	Copy of As-Built plans.

15.	Most recent property survey.

AGREEMENT TO PURCHASE APARTMENTS – Schedule 4.02
Landings of Conroe Apartments

16.	Copy of all floor plans, unit types.

17.	Copy of the current title report.

18.	Copy of any existing environmental report and O&M manuals.

19.	Copy of any existing termite report and bond guarantee.

20.	Copy of most recent market study of rental competition.

21.	Listing and explanation of any pending litigation.

22.	List of personal property including maintenance parts inventory.

23.	Copy of any notices or letters received in the last 24 months form any municipality or governing authority.

24.	Standard form lease.

25.	All utility bills for 6 months.

26.	Copies of insurance loss history for the past two (2) years.

27.	Copies of Certificate of Occupancy.

28.	Aged Receivables for the previous twelve (12) months.

29.	Copy of all Land Use Restriction Agreements, if any.

30.	All Reciprocal Easement Agreements.

31.

Description of all services being offered to residents including services such as transportation, coffee or food services, package delivery services, security services or similar non-customary apartment services.

32.	Access to:

•	All leases and lease files, including retail/commercial tenants.

•	As-built plans and specifications.

AGREEMENT TO PURCHASE APARTMENTS – Schedule 4.02
Landings of Conroe Apartments

SCHEDULE 4.04

MANDATORY ASSUMED SERVICE CONTRACTS

Vendor	Service
Bluemoon	Lease Forms

Comcast	Cable Marketing agreement

Comcast	Bulk Internet Contract

AGREEMENT TO PURCHASE APARTMENTS – Schedule 4.04
Landings of Conroe Apartments

SCHEDULE 5.01(c)

RENT ROLL

(See Attached)

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(c)
Landings of Conroe Apartments

Hilltop Residential LLC - Landings of Conroe
RENT ROLL DETAIL
02/15/2022 02:38 PM
As of Date: 02/15/2022
Parameters: Properties: - all subproperties-; Show All Unit Designations or Filter by: ALL; Subjournals: ALL; Sort by: Unit; Report Type: Details + Summary; Exclude Formers?: Yes; Show Unit Rent as: Market + Addl.

Resh ID	Lease ID	Unit	Floorplan	Unit Designation	SQFT	Unit/Lease Status	Name	Move-In	Move-Out
10586	20841	01101	B	N/A	1185	Occupied	Montoya, Rebeca	06/19/2021	
		01104	B	N/A	1185	Admin/Down	VACANT		
416	20807	01201	B	N/A	1185	Occupied	Pruitt, Briley	04/07/2020	
238	20932	01202	B	N/A	1185	Occupied	Graff, John	10/10/2018	
10593	20856	01203	B	N/A	1185	Occupied	Haney, Morgan	08/03/2021	
10449	20876	01204	B	N/A	1185	Occupied	Bonsall, Gregory	07/01/2020	
10449	21023	01204	B	N/A	1185	Pending renewal	Bonsall, Gregory	07/01/2020	
10496	20940	02102	C	N/A	1335	Occupied	Hernandez, Marisol	10/15/2020	
10446	20822	02103	C	N/A	1335	Occupied	Flores, Jacobo	02/18/2021	
396	20999	02201	C	N/A	1335	Occupied	Johnson, Nanette	12/09/2019	
10603	20879	02202	C	N/A	1335	Occupied	Daniels, Tasha	08/23/2021	
10657	20981	02203	C	N/A	1335	Occupied	Aponte, Joey	11/13/2021	
10651	20969	02204	C	N/A	1335	Occupied	Perez, Jessica	11/13/2021	
157	20815	03101	B	N/A	1185	Occupied-NTV	Ramsey, Linda	03/08/2018	05/08/2022
10600	20865	03102	B	N/A	1185	Occupied	Cameron, Tatiana	08/16/2021	
10681	21018	03103	B	N/A	1185	Occupied	Jones, Branden	01/30/2022	
370	20935	03104	B	N/A	1185	Occupied	Barrios, Cynthia	10/26/2019	
10458	20848	03201	B	N/A	1185	Occupied	Pratt, Paulette	06/29/2020	
84	20849	03202	B	N/A	1185	Occupied	Hawkins, Tanya	04/01/2017	
10606	20883	03203	B	N/A	1185	Occupied	Clark, Cody	08/08/2021	
		03204	B	N/A	1185	Vacant	VACANT		
241	20820	04101	B	N/A	1185	Occupied	Hogue, Gregory	11/01/2018	
10465	20875	04102	B	N/A	1185	Occupied	Burger, Marshawna	08/14/2020	
26	20926	04103	B	N/A	1185	Occupied	Black, Brian	10/26/2013	
62	20927	04104	B	N/A	1185	Occupied	Baker, Nina	06/25/2016	
10625	20918	04201	B	N/A	1185	Occupied	Cruz, Draven	08/20/2021	
10679	21016	04202	B	N/A	1185	Occupied	Davis, Eric	02/01/2022	
406	20770	04203	B	N/A	1185	Occupied-NTV	Tapscott, Christian	03/30/2020	03/27/2022
18	20852	04204	B	N/A	1185	Occupied	Inabnit, David	06/23/2012	
10601	20871	05101	B	N/A	1185	Occupied	Nino, Christy	08/30/2021	
390	20972	05102	B	N/A	1185	Occupied	Aleman, Robert	11/13/2019	
10498	20971	05103	B	N/A	1185	Occupied	Castaneda, Joseph	10/28/2020	
10576	20811	05104	B	N/A	1185	Occupied	Anyalebechi, Amarachukwu	05/19/2021	
10529	20772	05201	B	N/A	1185	Occupied-NTV	Riley, Caitlin	03/26/2021	03/25/2022
10645	20953	05202	B	N/A	1185	Occupied	Moore, Courtney	09/29/2021	
10663	20988	05203	B	N/A	1185	Occupied	Bradley, Antoinette	01/02/2022	
		05204	B	N/A	1185	Vacant	VACANT		
17	20923	06101	C	N/A	1335	Occupied	Harris, Nancy	06/22/2012	
124	20781	06102	C	N/A	1335	Occupied	Carnes, Horace	10/06/2017	
10504	20964	06103	C	N/A	1335	Occupied	Espinosa-Gonzalez, Sandra	11/04/2020	
55	20891	06104	C	N/A	1335	Occupied	Simms, Amber	04/15/2016	
10515	20987	06201	C	N/A	1335	Occupied	Day, Cody	12/16/2020	
436	20823	06202	C	N/A	1335	Occupied	Franklin Eythell, Besty	05/29/2020	
217	20909	06203	C	N/A	1335	Occupied	Watlington, Monica	08/17/2018	
10627	20920	06204	C	N/A	1335	Occupied	Calley, Shelby	09/11/2021	
10680	21017	07101	C	N/A	1335	Occupied	Davis Jr, Billy	01/23/2022	
10471	20898	07102	C	N/A	1335	Occupied	Hunt Romero, Melissa	08/14/2020	
10479	20767	07103	C	N/A	1335	Occupied-NTV	Lucciono, Dana	03/08/2021	03/13/2022
443	20824	07104	C	N/A	1335	Occupied	Quintana, Jennifer	06/01/2020	
10574	20808	07201	C	N/A	1335	Occupied	Hartin, Tiffany	05/10/2021	
10486	20962	07202	C	N/A	1335	Occupied	Softley, Randy	11/04/2020	
404	20922	07203	C	N/A	1335	Occupied	Blackburn, Jason	10/07/2020	
10543	20776	07204	C	N/A	1335	Occupied-NTV	Williams, Shatara	05/22/2021	05/13/2022
151	20819	08101	B	N/A	1185	Occupied	Mugo, Joseph	01/30/2018	

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID 10586 416 238 10593 AMENITYFEE 5.00 0.00 5.00 5.00 5.00 PESTCONTROL 5.00 0.00 5.00 5.00 5.00 RPINSU 0.00 0.00 0.00 18.00 0.00 PARKING 0.00 0.00 30.00 0.00 0.00 PET RENT 0.00 0.00 0.00 0.00 0.00 RESPARK 0.00 0.00 0.00 0.00 0.00 INTERNET 0.00 0.00 0.00 0.00 0.00 WASH/DRY 0.00 0.00 0.00 0.00 0.0010449 10449 10496 10446 396 10603 10657 10651 157 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00* 5.00* 5.00 5.00 5.00 5.00 5.00 5.00 0.00 18.00* 18.00 0.00 18.00 0.00 18.00 18.00 0.00 30.00 30.00* 0.00 60.00 30.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 40.00 0.00 0.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.000.0010600 10681 370 5.00 5.00 5.00 5.00 5.00 5.00 0.00 18.00 0.00 0.00 60.00 0.00 0.00 0.00 20.00 20.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 10458 84 10606 241 10465 26 62 10625 10679 406 18 10601 390 10498 10576 10529 10645 10663 5.00 5.00 5.00 0.00 5.00 9.00 5.00 5.00 5.00 9.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 0.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 0.00 0.00 18.00 0.00 0.00 0.00 0.00 18.00 18.00 10.00 18.00 18.00 0.00 0.00 18.00 18.00 18.00 0.00 0.00 18.00 18.00 30.00 30.00 0.00 0.00 0.00 60.00 15.00 0.00 0.00 60.00 0.00 30.00 60.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 40.00 0.00 0.00 0.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 20.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 55.00 29.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 17 124 10504 55 10515 436 217 10627 10680 10471 10479 443 10574 10486 404 10543 151 0.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 0.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 0.00 18.00 0.00 18.00 0.00 18.00 18.00 18.00 18.00 18.00 10.00 0.00 0.00 18.00 0.00 18.00 18.00 0.00 0.00 0.00 0,00 30.00 0.00 0.00 0.00 0.00 60.00 00.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 30.00 60.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 20.00 20.00 0.00 0.00 0.00 20.00 20.00 0.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 20.00 20.00 0.00 0.00 0.00 0.00 40.00 40.00 0.00 0.00 0.00 60.00 0.00 0.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 AGREEMENT TO PURCHASE APARTMENTS - Schedule 5.01(c) Landings of Conroe Apartments

Resh ID	Lease Start	Lease End	Market + Addl.	Required Deposit	Dep On Hand	Balance	Lease Rent	RENT
10586	06/19/2021	09/18/2022	1,502.00	650.00	650.00	0.00	1,519.00	1,519.00
			1,552.00	0.00	0.00	0.00	0.00	0.00
416	04/12/2021	04/10/2022	1,482.00	250.00	250.00	0.00	1,109.00	1,109.00
238	10/04/2021	10/03/2022	1,472.00	1,275.00	1,275.00	0.00	1,285.00	1,285.00
10593	08/03/2021	08/09/2022	1,472.00	650.00	650.00	0.00	1,177.00	1,177.00
10449	07/05/2021	02/25/2022	1,522.00	250.00	250.00	-14.86	1,228.00	1,228.00
10449	02/26/2022	02/26/2023		250.00	0.00	0.00	1,300.00*	1,300.00*
10496	10/18/2021	10/17/2022	1,632.00	350.00	350.00	0.00	1,384.00	1,384.00
10446	06/14/2021	06/13/2022	1,682.00	750.00	750.00	0.00	1,309.00	1,309.00
396	12/06/2021	10/09/2022	1,652.00	0.00	0.00	0.00	1,453.00	1,453.00
10603	08/23/2021	11/22/2022	1,602.00	350.00	350.00	0.00	1,235.00	1,235.00
10657	11/13/2021	01/08/2023	1,652.00	350.00	350.00	0.00	1,536.00	1,536.00
10651	11/13/2021	02/12/2023	1,652.00	1,509.00	1,509.00	0.00	1,481.00	1,481.00
157	05/10/2021	05/08/2022	1,462.00	150.00	400.00	0.00	1,199.00	1,199.00
10600	08/16/2021	11/15/2022	1,552.00	650.00	650.00	-53.96	1,354.00	1,354.00
10681	01/30/2022	05/07/2023	1,552.00	1,269.00	1,269.00	60.00	1,269.00	1,269.00
370	10/25/2021	10/24/2022	1,552.00	150.00	400.00	0.00	1,369.00	1,369.00
10458	07/05/2021	06/11/2022	1,522.00	250.00	250.00	0.00	1,191.00	1,191.00
84	07/12/2021	07/11/2022	1,432.00	300.00	300.00	0.00	1,116.00	1,116.00
10606	08/08/2021	11/07/2022	1,522.00	250.00	250.00	0.00	1,310.00	1,310.00
			1,522.00	0.00	0.00	0.00	0.00	0.00
241	05/17/2021	05/15/2022	1,502.00	150.00	300.00	0.01	1,199.00	1,199.00
10465	08/16/2021	08/15/2022	1,552.00	250.00	250.00	0.00	1,214.00	1,214.00
26	11/08/2021	02/07/2023	1,462.00	750.00	750.00	0.00	1,218.00	1,218.00
62	10/04/2021	10/03/2022	1,462.00	250.00	250.00	0.00	1,331.00	1,331.00
10625	08/20/2021	11/20/2022	1,522.00	1,688.00	1,660.00	0.00	1,410.00	1,410.00
10679	02/01/2022	04/23/2023	1,472.00	250.00	250.00	0.00	1,459.00	1,459.00
406	03/31/2021	03/27/2022	1,522.00	150.00	250.00	-1,018.15	1,159.00	1,159.00
18	06/14/2021	06/13/2022	1,432.00	700.00	700.00	0.00	1,110.00	1,110.00
10601	08/30/2021	11/29/2022	1,502.00	250.00	250.00	0.00	1,430.00	1,430.00
390	11/15/2021	11/20/2022	1,552.00	1,265.00	1,515.00	0.00	1,317.00	1,317.00
10498	11/01/2021	10/31/2022	1,502.00	250.00	250.00	0.00	1,208.00	1,208.00
10576	05/19/2021	05/22/2022	1,552.00	250.00	250.00	0.00	1,343.00	1,343.00
10529	03/26/2021	03/25/2022	1,522.00	250.00	250.00	0.00	1,189.00	1,189.00
10645	09/29/2021	01/01/2023	1,522.00	250.00	250.00	-0.01	1,264.00	1,264.00
10663	01/02/2022	04/02/2023	1,522.00	1,511.00	1,511.00	0.00	1,233.00	1,233.00
			1,522.00	0.00	0.00	0.00	0.00	0.00
17	09/13/2021	09/12/2022	1,592.00	1,500.00	1,500.00	0.00	1,320.00	1,320.00
124	05/10/2021	05/08/2022	1,592.00	300.00	300.00	0.00	1,349.00	1,349.00
10504	11/08/2021	11/14/2022	1,682.00	1,399.00	1,399.00	0.00	1,464.00	1,464.00
55	08/23/2021	08/15/2022	1,632.00	250.00	250.00	-0.43	1,463.00	1,463.00
10515	12/27/2021	01/01/2023	1,602.00	350.00	350.00	0.00	1,389.00	1,389.00
436	05/31/2021	05/29/2022	1,652.00	750.00	750.00	-0.68	1,249.00	1,249.00
217	08/23/2021	06/29/2022	1,602.00	500.00	500.00	0.00	1,591.00	1,591.00
10627	09/11/2021	11/10/2022	1,652.00	1,996.00	1,996.00	0.00	1,618.00	1,618.00
10680	01/23/2022	03/15/2023	1,682.00	350.00	350.00	0.00	1,759.00	1,759.00
10471	08/16/2021	08/15/2022	1,682.00	1,649.00	1,649.00	0.00	1,408.00	1,408.00
10479	03/08/2021	03/13/2022	1,682.00	1,989.00	1,989.00	0.00	1,329.00	1,329.00
443	06/01/2021	05/29/2022	1,682.00	350.00	600.00	0.00	1,204.00	1,204.00
10574	05/10/2021	06/22/2022	1,652.00	350.00	350.00	-1,043.83	1,386.00	1,386.00
10486	11/08/2021	11/30/2022	1,652.00	350.00	350.00	-1.90	1,395.00	1,395.00
404	10/07/2021	10/06/2022	1,652.00	750.00	1,000.00	0.00	1,461.00	1,461.00
10543	05/22/2021	05/13/2022	1,602.00	350.00	350.00	-2,109.65	1,279.00	1,279.00
151	05/03/2021	05/01/2022	1,462.00	150.00	150.00	0.00	1,129.00	1,129.00

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	CONCX1	CABLE	EMPLCRED	OFCRCRED	Total Billing
10586	0.00	0.00	0.00	0.00	1,529.00
	0.00	0.00	0.00	0.00	83.00*
416	0.00	0.00	0.00	0.00	1,149.00
238	0.00	0.00	0.00	0.00	1,313.00
10593	0.00	0.00	0.00	0.00	1,187.00
10449	0.00	0.00	0.00	0.00	1,268.00
10449	0.00	0.00	0.00	0.00	1,358.00*
10496	0.00	0.00	0.00	0.00	1,412.00
10446	0.00	0.00	0.00	0.00	1,379.00
396	0.00	0.00	0.00	0.00	1,551.00
10603	0.00	0.00	0.00	0.00	1,245.00
10657	0.00	0.00	0.00	0.00	1,564.00
10651	0.00	0.00	0.00	0.00	1,509.00
157	0.00	0.00	0.00	0.00	1,229.00
10600	0.00	0.00	0.00	0.00	1,384.00
10681	0.00	0.00	0.00	0.00	1,357.00
370	0.00	0.00	0.00	0.00	1,419.00
10458	0.00	0.00	0.00	0.00	1,231.00
84	0.00	0.00	0.00	0.00	1,156.00
10606	0.00	0.00	0.00	0.00	1,358.00
	0.00	0.00	0.00	0.00	83.00*
241	0.00	0.00	0.00	0.00	1,229.00
10465	0.00	0.00	0.00	0.00	1,284.00
26	0.00	0.00	0.00	0.00	1,261.00
62	0.00	0.00	0.00	0.00	1,359.00
10625	0.00	0.00	0.00	0.00	1,438.00
10679	0.00	0.00	0.00	0.00	1,642.00
406	0.00	0.00	0.00	0.00	1,169.00
18	0.00	0.00	0.00	0.00	1,150.00
10601	0.00	0.00	0.00	0.00	1,518.00
390	0.00	0.00	0.00	0.00	1,365.00
10498	0.00	0.00	0.00	0.00	1,236.00
10576	0.00	0.00	0.00	0.00	1,353.00
10529	0.00	0.00	0.00	0.00	1,199.00
10645	0.00	0.00	0.00	0.00	1,292.00
10663	0.00	0.00	0.00	0.00	1,261.00
	0.00	0.00	0.00	0.00	83.00*
17	0.00	0.00	0.00	0.00	1,348.00
124	0.00	0.00	0.00	0.00	1,389.00
10504	0.00	0.00	0.00	0.00	1,492.00
55	0.00	0.00	0.00	0.00	1,493.00
10515	0.00	0.00	0.00	0.00	1,417.00
436	0.00	0.00	0.00	0.00	1,277.00
217	0.00	0.00	0.00	0.00	1,699.00
10627	0.00	0.00	0.00	0.00	1,646.00
10680	0.00	55.00	0.00	0.00	1,882.00
10471	0.00	0.00	0.00	0.00	1,418.00
10479	0.00	0.00	0.00	0.00	1,359.00
443	0.00	0.00	0.00	0.00	1,312.00
10574	0.00	0.00	0.00	0.00	1,396.00
10486	0.00	0.00	0.00	0.00	1,453.00
404	0.00	0.00	0.00	0.00	1,569.00
10543	0.00	0.00	0.00	0.00	1,309.00
151	0.00	0.00	0.00	0.00	1,139.00

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	Lease ID	Unit	Floorplan	Unit Designation	SQFT	Unit/Lease Status	Name	Move-In	Move-Out
10522	21006	08102	B	N/A	1185	Occupied	Williams, Michael	02/13/2021	
		08103	B	N/A	1185	Vacant-Leased	VACANT		
10695	21034	08103	B	N/A	1185	Applicant	Northey, Kelly	02/26/2022	
291	20869	08104	B	N/A	1185	Occupied	Lebbie, Fransada	07/03/2019	
41	20839	08201	B	N/A	1185	Occupied	Sofloye, Lateef	06/01/2015	
10591	20854	08202	B	N/A	1185	Occupied	Chen, Grace	07/21/2021	
10545	20778	08203	B	N/A	1185	Occupied	Wilson, Elijah	03/13/2021	
391	21004	08204	B	N/A	1185	Occupied	Brady, Justin	01/13/2020	
10565	20798	09101	A	N/A	900	Occupied	McDaniel, Grace	07/03/2021	
10583	20835	09102	A	N/A	900	Occupied	Marsh, Thomas	07/17/2021	
		09103	A	N/A	900	Vacant	VACANT		
316	20942	09104	A	N/A	900	Occupied	Edie, Emily	05/30/2019	
10551	20785	09201	A	N/A	900	Occupied	Thomas, Taylor	03/20/2021	
10637	20945	09202	A	N/A	900	Occupied	Nunez, Cesar	09/25/2021	
264	20845	09203	A	N/A	900	Occupied	Goodman, Thadddeus	03/01/2019	
264	21005	09203	A	N/A	900	Pending renewal	Goodman, Thadddeus	03/01/2019	
211	20828	09204	A	N/A	900	Occupied	Goodman, Trevor	07/28/2018	
		09301	A	N/A	900	Vacant-Leased	VACANT		
10696	21036	09301	A	N/A	900	Applicant	Callis, Ahmad	02/15/2022	
119	20921	09302	A	N/A	900	Occupied	LDS Church, Corp Pres Bishop	09/16/2017	
247	20861	09303	A	N/A	900	Occupied	Barton, Bryan	01/26/2019	
21	20826	09304	A	N/A	900	Occupied	Pursley, Cheryl	03/16/2013	
382	20897	10101	C	N/A	1335	Occupied	Dietz, Deanna	09/21/2020	
10638	20946	10102	C	N/A	1335	Occupied	CyphersLittel, Amy	09/24/2021	
10456	20843	10103	C	N/A	1335	Occupied	Da Costa, Francisca	07/03/2020	
67	20833	10104	C	N/A	1335	Occupied	Rollings, Icela	02/06/2020	
10548	20782	10201	C	N/A	1335	Occupied-NTV	Reed, Erik	03/20/2021	03/28/2022
10650	20968	10202	C	N/A	1335	Occupied	Dunn, Darrick	12/16/2021	
426	20789	10203	C	N/A	1335	Occupied	Burns, Chris	03/31/2020	
430	20814	10204	C	N/A	1335	Occupied	Scott, Carter	05/01/2020	
10673	21003	11101	C	N/A	1335	Occupied	Seim, Karren	12/27/2021	
10588	20844	11102	C	N/A	1335	Occupied	Bustion, Chance	07/26/2021	
19	20880	11103	C	N/A	1335	Occupied	Flores, Blanca	08/11/2012	
10477	20933	11104	C	N/A	1335	Occupied	Thorp, Jason	10/22/2020	
442	20831	11201	C	N/A	1335	Occupied	Carrizo, Jorge	06/26/2020	
10613	20890	11202	C	N/A	1335	Occupied	Vega, Danelle	09/30/2021	
431	20797	11203	C	N/A	1335	Occupied	Ware, Homer	04/21/2020	
10610	20887	11204	C	N/A	1335	Occupied	Brandt, Sue	09/06/2021	
10493	20936	12101	B	N/A	1185	Occupied	Wukasch, John	10/05/2020	
10584	20836	12102	B	N/A	1185	Occupied	Tubbs, Lauren	06/23/2021	
10658	20982	12103	B	N/A	1185	Occupied	Escobar, Jorge	12/18/2021	
10546	20779	12104	B	N/A	1185	Occupied	Busteed, Payton	05/29/2021	
10668	20995	12201	B	N/A	1185	Occupied	Eskandari, Cassandra	12/15/2021	
10596	20859	12202	B	N/A	1185	Occupied	Dunlap, Makyla	07/26/2021	
405	21012	12203	B	N/A	1185	Occupied	Jean Salas Chavez, Marcia	01/24/2020	
		12204	B	N/A	1185	Vacant	VACANT		
10542	20774	13101	B	N/A	1185	Occupied	Davis, Deandre	05/03/2021	
122	20903	13102	B	N/A	1185	Occupied	Choney, Kristy	08/15/2020	
36	20873	13103	B	N/A	1185	Occupied	Morrow, James	12/01/2014	
74	20768	13104	B	N/A	1185	Occupied-NTV	Perez, Vincent	03/27/2021	03/27/2022
10592	20855	13201	B	N/A	1185	Occupied	Otto, Heidi	07/12/2021	
		13202	B	N/A	1185	Vacant	VACANT		
10590	20853	13203	B	N/A	1185	Occupied	Brown, Ashley	06/25/2021	
10454	20868	13204	B	N/A	1185	Occupied	Gray, Siobhan	08/01/2020	
354	20900	14102	B	N/A	1185	Occupied-NTV	Okosun, Oladayo	08/10/2019	03/11/2022
66	20851	14103	B	N/A	1185	Occupied	Purvis, Andrea	08/06/2016	
		14201	B	N/A	1185	Vacant	VACANT		
10521	20752	14202	B	N/A	1185	Occupied	Igwe, Victor	04/01/2021	
10521	21027	14202	B	N/A	1185	Pending renewal	Igwe, Victor	04/01/2021	

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	AMENITYFEE	PESTCONTROL	RPINSU	PARKING	PET RENT	RESPARK	INTERNET	WASH/DRY
10522	5.00	5.00	18.00	30.00	0.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10695	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
291	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
41	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10591	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10545	5.00	5.00	0.00	60.00	0.00	0.00	0.00	0.00
391	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10565	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10583	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
316	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10551	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10637	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
264	5.00	5.00	0.00	30.00	0.00	0.00	0.00	0.00
264	5.00*	5.00*	18.00*	30.00*	0.00	0.00	0.00	0.00
211	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10696	5.00*	5.00*	18.00*	0.00	0.00	0.00	55.00*	0.00
119	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
247	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
21	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
382	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10638	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10456	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
67	5.00	5.00	0.00	30.00	0.00	0.00	0.00	0.00
10548	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10650	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
426	5.00	5.00	0.00	90.00	0.00	0.00	0.00	0.00
430	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10673	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10588	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
19	5.00	5.00	0.00	0.00	0.00	0.00	0.00	30.00
10477	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
442	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10613	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
431	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10610	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10493	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10584	5.00	5.00	0.00	50.00	0.00	0.00	0.00	0.00
10658	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10546	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10668	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10596	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
405	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10542	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
122	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
36	5.00	5.00	0.00	25.00	0.00	0.00	0.00	0.00
74	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10592	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10590	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10454	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
354	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
66	5.00	5.00	18.00	0.00	0.00	0.00	0.00	40.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10521	5.00	5.00	0.00	0.00	40.00	0.00	0.00	0.00
10521	5.00*	5.00*	18.00*	0.00	20.00*	0.00	0.00	0.00

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	Lease Start	Lease End	Market + Addl.	Required Deposit	Dep On Hand	Balance	Lease Rent	RENT
10522	02/14/2022	05/14/2023	1,502.00	650.00	650.00	0.00	1,279.00	1,279.00
			1,552.00	0.00	0.00	0.00	0.00	0.00
10695	02/26/2022	05/18/2023		250.00	0.00	0.00	1,494.00'	1,494.00'
291	07/05/2021	07/04/2022	1,552.00	650.00	900.00	0.00	1,188.00	1,188.00
41	06/28/2021	06/27/2022	1,432.00	153.97	153.97	-0.47	1,155.00	1,155.00
10591	07/21/2021	07/31/2022	1,522.00	250.00	250.00	44.96	1,271.00	1,271.00
10545	03/13/2021	03/12/2022	1,522.00	250.00	250.00	92.25	1,207.00	1,207.00
391	01/17/2022	04/16/2023	1,432.00	150.00	150.00	0.00	1,185.00	1,185.00
10565	07/03/2021	07/11/2022	1,382.00	550.00	550.00	0.00	976.00	976.00
10583	07/17/2021	09/16/2022	1,382.00	150.00	150.00	-44.28	1,146.00	1,146.00
			1,382.00	0.00	0.00	0.00	0.00	0.00
316	10/25/2021	10/24/2022	1,382.00	150.00	150.00	0.00	1,100.00	1,100.00
10551	03/20/2021	04/19/2022	1,352.00	150.00	150.00	0.00	957.00	957.00
10637	09/25/2021	12/24/2022	1,352.00	1,125.00	1,125.00	0.00	947.00	947.00
264	05/14/2021	02/27/2022	1,352.00	150.00	150.00	0.00	1,085.00	1,085.00
264	02/28/2022	02/19/2023		150.00	0.00	0.00	1,139.00'	1,139.00'
211	05/31/2021	05/30/2022	1,262.00	150.00	400.00	0.00	999.00	999.00
			1,312.00	0.00	0.00	0.00	0.00	0.00
10696	02/15/2022	07/17/2022		550.00	0.00	0.00	1,169.00'	1,169.00'
119	10/11/2021	04/10/2022	1,222.00	150.00	150.00	0.00	1,212.00	1,212.00
247	07/05/2021	07/04/2022	1,262.00	150.00	400.00	0.00	986.00	986.00
21	05/10/2021	05/09/2022	1,222.00	0.00	0.00	0.00	919.00	919.00
382	09/21/2021	09/20/2022	1,682.00	350.00	350.00	0.00	1,439.00	1,439.00
10638	09/24/2021	10/16/2022	1,632.00	350.00	350.00	0.00	1,512.00	1,512.00
10456	07/05/2021	07/04/2022	1,632.00	350.00	350.00	0.00	1,396.00	1,396.00
67	05/10/2021	05/08/2022	1,682.00	150.00	150.00	0.00	1,359.00	1,359.00
10548	03/20/2021	03/20/2022	1,652.00	350.00	600.00	0.00	1,289.00	1,289.00
10650	12/16/2021	01/15/2023	1,602.00	350.00	350.00	0.00	1,299.00	1,299.00
426	04/05/2021	04/03/2022	1,652.00	1,239.00	1,239.00	0.00	1,289.00	1,289.00
430	05/03/2021	05/01/2022	1,652.00	350.00	600.00	0.00	1,329.00	1,329.00
10673	12/27/2021	10/02/2022	1,682.00	350.00	350.00	0.00	1,815.00	1,815.00
10588	07/26/2021	08/25/2022	1,632.00	750.00	750.00	0.00	1,520.00	1,520.00
19	07/19/2021	07/18/2022	1,592.00	110.00	110.00	0.00	1,339.00	1,339.00
10477	10/18/2021	10/17/2022	1,632.00	350.00	600.00	0.00	1,362.00	1,362.00
442	06/26/2021	06/25/2022	1,562.00	350.00	600.00	-3.02	1,229.00	1,229.00
10613	09/30/2021	12/29/2022	1,602.00	350.00	350.00	0.00	1,380.00	1,380.00
431	04/21/2021	04/17/2022	1,652.00	350.00	600.00	0.00	1,279.00	1,279.00
10610	09/06/2021	12/12/2022	1,652.00	1,689.00	1,689.00	0.00	1,329.00	1,329.00
10493	10/11/2021	10/17/2022	1,552.00	250.00	250.00	0.00	1,294.00	1,294.00
10584	06/23/2021	07/20/2022	1,502.00	650.00	650.00	0.00	1,273.00	1,273.00
10658	12/18/2021	03/19/2023	1,552.00	1,436.00	1,436.00	0.00	1,241.00	1,241.00
10546	05/29/2021	05/29/2022	1,552.00	650.00	900.00	0.00	1,219.00	1,219.00
10668	12/15/2021	03/12/2023	1,472.00	250.00	250.00	-62.58	1,299.00	1,299.00
10596	07/26/2021	07/25/2022	1,472.00	250.00	250.00	0.00	1,257.00	1,257.00
405	01/24/2022	02/26/2023	1,522.00	1,349.00	1,349.00	0.00	1,254.00	1,254.00
			1,522.00	0.00	0.00	0.00	0.00	0.00
10542	05/03/2021	05/09/2022	1,552.00	250.00	250.00	0.00	1,129.00	1,129.00
122	08/15/2021	08/14/2022	1,502.00	500.00	500.00	-3.87	1,164.00	1,164.00
36	08/23/2021	08/22/2022	1,462.00	150.00	150.00	0.00	1,253.00	1,253.00
74	03/27/2021	03/27/2022	1,502.00	0.00	500.00	-3.55	1,179.00	1,179.00
10592	07/12/2021	07/04/2022	1,522.00	1,530.00	1,530.00	0.00	1,270.00	1,270.00
			1,522.00	0.00	0.00	0.00	0.00	0.00
10590	06/25/2021	07/24/2022	1,472.00	250.00	500.00	0.00	1,257.00	1,257.00
10454	08/01/2021	07/31/2022	1,432.00	250.00	250.00	0.00	1,094.00	1,094.00
354	08/16/2021	08/15/2022	1,512.00	150.00	150.00	1,488.95	1,268.00	1,268.00
66	05/24/2021	05/23/2022	1,502.00	750.00	750.00	93.53	1,137.00	1,137.00
			1,522.00	0.00	0.00	0.00	0.00	0.00
10521	04/01/2021	04/03/2022	1,522.00	250.00	500.00	0.00	1,239.00	1,239.00
10521	04/04/2022	02/05/2023		250.00	0.00	0.00	1,359.00'	1,359.00'

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	CONCX1	CABLE	EMPLCRED	OFCRCRED	Total Billing
10522	0.00	0.00	0.00	0.00	1,337.00
	0.00	0.00	0.00	0.00	83.00'
10695	0.00	0.00	0.00	0.00	1,494.00'
291	0.00	0.00	0.00	0.00	1,216.00
41	0.00	0.00	0.00	0.00	1,165.00
10591	0.00	0.00	0.00	0.00	1,281.00
10545	0.00	0.00	0.00	0.00	1,277.00
391	0.00	0.00	0.00	0.00	1,213.00
10565	0.00	0.00	0.00	0.00	986.00
10583	0.00	0.00	0.00	0.00	1,174.00
	0.00	0.00	0.00	0.00	83.00'
316	0.00	0.00	0.00	0.00	1,128.00
10551	0.00	0.00	0.00	0.00	967.00
10637	0.00	0.00	0.00	0.00	975.00
264	0.00	0.00	0.00	0.00	1,125.00
264	0.00	0.00	0.00	0.00	1,197.00'
211	0.00	0.00	0.00	0.00	1,047.00
	0.00	0.00	0.00	0.00	83.00'
10696	0.00	0.00	0.00	0.00	1,252.00'
119	0.00	0.00	0.00	0.00	1,240.00
247	0.00	0.00	0.00	0.00	996.00
21	0.00	0.00	0.00	0.00	929.00
382	0.00	0.00	0.00	0.00	1,449.00
10638	0.00	0.00	0.00	0.00	1,540.00
10456	0.00	0.00	0.00	0.00	1,406.00
67	0.00	0.00	0.00	0.00	1,399.00
10548	0.00	0.00	0.00	0.00	1,319.00
10650	0.00	0.00	0.00	-562.00	765.00
426	0.00	0.00	0.00	0.00	1,389.00
430	0.00	0.00	0.00	0.00	1,359.00
10673	0.00	0.00	0.00	0.00	1,843.00
10588	0.00	0.00	0.00	0.00	1,530.00
19	0.00	0.00	0.00	0.00	1,379.00
10477	0.00	0.00	0.00	0.00	1,410.00
442	0.00	0.00	0.00	0.00	1,259.00
10613	0.00	0.00	0.00	0.00	1,408.00
431	0.00	0.00	0.00	0.00	1,309.00
10610	0.00	0.00	0.00	0.00	1,339.00
10493	0.00	0.00	0.00	0.00	1,322.00
10584	0.00	0.00	0.00	0.00	1,333.00
10658	0.00	0.00	0.00	0.00	1,269.00
10546	0.00	0.00	0.00	0.00	1,249.00
10668	0.00	0.00	0.00	0.00	1,327.00
10596	0.00	0.00	0.00	0.00	1,267.00
405	0.00	0.00	0.00	0.00	1,282.00
	0.00	0.00	0.00	0.00	83.00'
10542	0.00	0.00	0.00	0.00	1,139.00
122	0.00	0.00	0.00	0.00	1,192.00
36	0.00	0.00	0.00	0.00	1,288.00
74	0.00	0.00	0.00	0.00	1,207.00
10592	0.00	0.00	0.00	0.00	1,280.00
	0.00	0.00	0.00	0.00	83.00'
10590	0.00	0.00	0.00	0.00	1,287.00
10454	0.00	0.00	0.00	0.00	1,122.00
354	0.00	0.00	0.00	0.00	1,278.00
66	0.00	0.00	0.00	0.00	1,205.00
	0.00	0.00	0.00	0.00	83.00'
10521	0.00	0.00	0.00	0.00	1,289.00
10521	0.00	0.00	0.00	0.00	1,407.00'

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	Lease ID	Unit	Floorplan	Unit Designation	SQFT	Unit/Lease Status	Name	Move-In	Move-Out
253	20751	14203	B	N/A	1185	Occupied	Steele, Carolyn	02/16/2019	
10672	21002	14204	B	N/A	1185	Occupied	Speers, Nicholette	01/15/2022	
411	20994	15101	C	N/A	1335	Occupied	Pineda, Eduardo	12/01/2020	
337	20912	15102	C	N/A	1335	Occupied	Blue, Shavon	06/11/2019	
10639	20947	15103	C	N/A	1335	Occupied	Sanchez, Vianney	09/24/2021	
263	20877	15104	C	N/A	1335	Occupied	Watson, Lawrence	03/20/2019	
88	20821	15201	C	N/A	1335	Occupied	Wright, Teasa	04/26/2017	
10485	20998	15202	C	N/A	1335	Occupied	Curo, Jose	09/04/2020	
10618	20906	15203	C	N/A	1335	Occupied	Walters, Tracy	09/10/2021	
177	20860	15204	C	N/A	1335	Occupied	Weathersby, Jonathan	04/25/2018	
10620	20910	16101	B	N/A	1185	Occupied-NTVL	Anderson, Brandon	08/20/2021	02/19/2022
10678	21013	16101	B	N/A	1185	Applicant	Knox, Kaysie	02/28/2022	
10513	21014	16102	B	N/A	1185	Occupied	Welch, Randel	12/30/2020	
444	20846	16103	B	N/A	1185	Occupied	Philipello, Steffany	06/19/2020	
10585	20837	16104	B	N/A	1185	Occupied	Miller, Amanda	05/10/2021	
		16201	B	N/A	1185	Vacant-Leased	VACANT		
10697	21037	16201	B	N/A	1185	Applicant	Mulinex, Shannon	02/20/2022	
103	20895	16202	B	N/A	1185	Occupied	Bell, Vanessa	07/26/2017	
357	21019	16203	B	N/A	1185	Occupied	Tuthill, Steve	09/05/2019	
10523	20754	16204	B	N/A	1185	Occupied	Berrier, Diana	03/01/2021	
10523	21025	16204	B	N/A	1185	Pending renewal	Berrier, Diana	03/01/2021	
182	20866	17101	A	N/A	900	Occupied	Dotson, David	05/11/2019	
231	20816	17102	A	N/A	900	Occupied	Assael, David	09/19/2018	
23	20979	17103	A	N/A	900	Occupied	Veirs, Sabrina	03/31/2013	
10616	20902	17104	A	N/A	900	Occupied	Saenz, Elijah	08/19/2021	
295	20874	17201	A	N/A	900	Occupied	Lovelady, Latoya	05/03/2019	
10641	20949	17202	A	N/A	900	Occupied	Arellano, Eric	09/24/2021	
10544	20777	17203	A	N/A	900	Occupied-NTV	Kluwen, Lydia	03/13/2021	03/14/2022
10640	20948	17204	A	N/A	900	Occupied	Thomas, Misty	09/30/2021	
214	20905	17301	A	N/A	900	Occupied	Dickerson Jr, Robert	08/04/2018	
12	20760	17302	A	N/A	900	Occupied	Powell, Edward	02/09/2011	
12	21032	17302	A	N/A	900	Pending renewal	Powell, Edward	02/09/2011	
10599	20864	17303	A	N/A	900	Occupied	Cruse, Tara	06/22/2021	
10516	20744	17304	A	N/A	900	Occupied	Little, Joshua	12/19/2020	
10647	20957	18101	B	N/A	1185	Occupied	Meador, Geoffrey	11/01/2021	
10580	20818	18102	B	N/A	1185	Occupied	McHam, Jerry	06/01/2021	
10494	20961	18103	B	N/A	1185	Occupied	Michael, Sheray	11/01/2020	
293	20872	18104	B	N/A	1185	Occupied	Frye, Shelley	06/01/2019	
386	20993	18201	B	N/A	1185	Occupied	Brown, Adria	01/02/2020	
10563	20792	18202	B	N/A	1185	Occupied	Weaver, Eric	04/26/2021	
10674	21008	18203	B	N/A	1185	Occupied	Showers, Denise	12/22/2021	
10669	20996	18204	B	N/A	1185	Occupied	Cannon, Cory	12/03/2021	
371	20977	19101	C	N/A	1335	Occupied	Williams, Roslyn	11/13/2020	
10472	20917	19102	C	N/A	1335	Occupied	Mercado, Cori	09/13/2020	
220	20943	19103	C	N/A	1335	Occupied	Haworth, Deborah	05/24/2019	
99	20956	19104	C	N/A	1335	Occupied	Cottingham, Dixon	07/10/2017	
155	20840	19201	C	N/A	1335	Occupied	Kelley, Ken	02/16/2018	
11	10596	19202	C	N/A	1335	Occupied	Hayes, Heather	06/30/2010	
11	21007	19202	C	N/A	1335	Pending renewal	Hayes, Heather	06/30/2010	
10649	20959	19203	C	N/A	1335	Occupied	Aguirre, Elysia	11/27/2021	
10612	20889	19204	C	N/A	1335	Occupied	Kirksey, Rachel	09/08/2021	
59	20907	20101	A	N/A	900	Occupied-NTVL	Sisco, Giovanna	06/01/2016	03/22/2022
10693	21030	20101	A	N/A	900	Applicant	Sikes, Kari	03/30/2022	
54	20960	20102	A	N/A	900	Occupied	Hooker, Barbara	03/30/2016	
24	20980	20103	A	N/A	900	Occupied	Juarez, Adam	04/10/2013	
10671	21001	20104	A	N/A	900	Occupied	Burleson, Beverly	12/17/2021	
22	20834	20201	A	N/A	900	Occupied	Mosscrop, Debbie	03/26/2013	
10642	20950	20202	A	N/A	900	Occupied	Thirdgood, Brittany	10/01/2021	
317	20965	20203	A	N/A	900	Occupied	Cook, Dylan	06/08/2019	

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	AMENITYFEE	PESTCONTROL	RPINSU	PARKING	PET RENT	RESPARK	INTERNET	WASH/DRY
253	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10672	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
411	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
337	5.00	5.00	0.00	0.00	0.00	20.00	0.00	0.00
10639	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
263	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
88	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10485	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
10618	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
177	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10620	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
10678	5.00'	5.00'	18.00'	0.00	0.00	0.00	0.00	0.00
10513	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
444	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10585	5.00	5.00	0.00	0.00	40.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10697	5.00'	5.00'	18.00'	0.00	20.00'	0.00	55.00'	0.00
103	5.00	5.00	0.00	0.00	0.00	20.00	0.00	0.00
357	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
10523	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10523	5.00'	5.00'	18.00'	0.00	0.00	0.00	0.00	0.00
182	5.00	5.00	0.00	0.00	0.00	40.00	0.00	0.00
231	5.00	5.00	0.00	60.00	0.00	0.00	0.00	0.00
23	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10616	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
295	5.00	5.00	0.00	0.00	20.00	20.00	0.00	0.00
10641	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
10544	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10640	5.00	5.00	18.00	30.00	40.00	0.00	0.00	0.00
214	5.00	5.00	0.00	0.00	20.00	20.00	0.00	0.00
12	5.00	5.00	0.00	60.00	0.00	0.00	0.00	30.00
12	5.00'	5.00'	18.00'	60.00'	0.00	0.00	0.00	30.00'
10599	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10516	5.00	5.00	0.00	30.00	0.00	0.00	0.00	0.00
10647	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10580	5.00	5.00	18.00	0.00	0.00	20.00	0.00	0.00
10494	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
293	5.00	5.00	0.00	60.00	0.00	0.00	0.00	0.00
386	5.00	5.00	18.00	30.00	20.00	0.00	0.00	0.00
10563	5.00	5.00	0.00	0.00	20.00	0.00	0.00	0.00
10674	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10669	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
371	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10472	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00
220	5.00	5.00	18.00	30.00	0.00	20.00	0.00	0.00
99	5.00	5.00	18.00	30.00	0.00	0.00	0.00	0.00
155	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
11	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
11	5.00'	5.00'	18.00'	0.00	0.00	0.00	0.00	0.00
10649	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
10612	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
59	5.00	5.00	18.00	30.00	0.00	0.00	0.00	0.00
10693	0.00	0.00	0.00	0.00	20.00'	0.00	0.00	0.00
54	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
24	5.00	5.00	18.00	30.00	0.00	0.00	0.00	0.00
10671	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
22	5.00	5.00	0.00	0.00	0.00	0.00	0.00	0.00
10642	5.00	5.00	18.00	0.00	0.00	0.00	0.00	0.00
317	5.00	5.00	18.00	0.00	20.00	0.00	0.00	0.00

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	Lease Start	Lease End	Market + Addl.	Required Deposit	Dep On Hand	Balance	Lease Rent	RENT
253	03/01/2021	05/29/2022	1,522.00	0.00	0.00	0.00	1,185.00	1,185.00
10672	01/15/2022	04/09/2023	1,472.00	250.00	250.00	0.00	1,344.00	1,344.00
411	12/06/2021	02/05/2023	1,632.00	750.00	750.00	0.00	1,458.00	1,458.00
337	09/20/2021	09/19/2022	1,682.00	1,594.00	1,594.00	0.00	1,582.00	1,582.00
10639	09/24/2021	10/23/2022	1,682.00	350.00	350.00	0.00	1,582.00	1,582.00
263	07/05/2021	07/04/2022	1,632.00	150.00	150.00	0.00	1,358.00	1,358.00
88	05/10/2021	05/08/2022	1,562.00	500.00	500.00	0.00	1,329.00	1,329.00
10485	12/06/2021	03/06/2022	1,652.00	1,679.00	1,929.00	0.00	1,750.00	1,750.00
10618	09/10/2021	12/16/2022	1,602.00	1,795.00	1,795.00	-5.30	1,435.00	1,435.00
177	07/05/2021	07/04/2022	1,602.00	300.00	300.00	-0.68	1,346.00	1,346.00
10620	08/20/2021	02/19/2022	1,502.00	250.00	250.00	0.00	1,474.00	1,474.00
10678	02/28/2022	05/27/2023		250.00	250.00	0.00	1,445.00'	1,445.00'
10513	01/03/2022	04/02/2023	1,552.00	250.00	250.00	0.00	1,237.00	1,237.00
444	06/28/2021	06/27/2022	1,552.00	650.00	650.00	-11.24	1,199.00	1,199.00
10585	05/10/2021	08/14/2022	1,502.00	250.00	500.00	0.00	1,362.00	1,362.00
			1,522.00	0.00	0.00	0.00	0.00	0.00
10697	02/20/2022	02/19/2023		250.00	0.00	0.00	1,435.00'	1,435.00'
103	08/09/2021	08/08/2022	1,432.00	150.00	150.00	0.00	1,132.00	1,132.00
357	12/06/2021	03/05/2023	1,522.00	150.00	400.00	0.00	1,143.00	1,143.00
10523	03/01/2021	03/06/2022	1,522.00	650.00	650.00	0.00	1,219.00	1,219.00
10523	03/07/2022	06/04/2023		650.00	0.00	0.00	1,316.00'	1,316.00'
182	08/09/2021	05/08/2022	1,332.00	750.00	750.00	-67.42	1,117.00	1,117.00
231	05/31/2021	05/29/2022	1,332.00	150.00	150.00	-52.00	1,019.00	1,019.00
23	11/15/2021	02/14/2023	1,292.00	500.00	500.00	1,170.46	987.00	987.00
10616	08/19/2021	08/18/2022	1,332.00	150.00	150.00	0.00	1,192.00	1,192.00
295	08/02/2021	08/01/2022	1,352.00	550.00	800.00	0.00	1,023.00	1,023.00
10641	09/24/2021	07/24/2022	1,352.00	550.00	550.00	0.00	965.00	965.00
10544	03/13/2021	03/12/2022	1,302.00	550.00	550.00	0.00	927.00	927.00
10640	09/30/2021	12/29/2022	1,352.00	150.00	150.00	0.00	957.00	957.00
214	08/09/2021	08/08/2022	1,262.00	625.00	874.06	0.00	1,020.00	1,020.00
12	03/01/2021	02/27/2022	1,222.00	0.00	0.00	0.00	955.00	955.00
12	02/28/2022	02/19/2023		0.00	0.00	0.00	1,002.00'	1,002.00'
10599	06/22/2021	09/22/2022	1,312.00	150.00	150.00	0.00	1,156.00	1,156.00
10516	12/19/2020	06/19/2022	1,262.00	550.00	550.00	0.00	959.00	959.00
10647	11/01/2021	11/30/2022	1,502.00	250.00	250.00	0.00	1,425.00	1,425.00
10580	06/01/2021	06/30/2022	1,502.00	250.00	250.00	0.00	1,293.00	1,293.00
10494	11/01/2021	10/31/2022	1,502.00	650.00	650.00	105.58	1,208.00	1,208.00
293	08/30/2021	08/29/2022	1,552.00	150.00	150.00	-3,548.95	1,154.00	1,154.00
386	01/03/2022	01/01/2023	1,522.00	0.00	250.00	0.00	1,299.00	1,299.00
10563	04/26/2021	04/18/2022	1,522.00	250.00	500.00	-61.89	1,266.00	1,266.00
10674	12/22/2021	03/28/2023	1,522.00	250.00	250.00	-1,415.93	1,341.00	1,341.00
10669	12/03/2021	03/02/2023	1,472.00	250.00	250.00	0.00	1,332.00	1,332.00
371	11/15/2021	11/14/2022	1,632.00	350.00	150.00	0.00	1,458.00	1,458.00
10472	09/20/2021	09/19/2022	1,682.00	1,319.00	1,569.00	0.00	1,417.00	1,417.00
220	10/18/2021	10/17/2022	1,682.00	550.00	550.00	0.00	1,479.00	1,479.00
99	12/13/2021	10/09/2022	1,592.00	350.00	350.00	0.00	1,386.00	1,386.00
155	06/07/2021	06/06/2022	1,602.00	500.00	500.00	-21.25	1,340.00	1,340.00
11	08/17/2020	02/20/2022	1,562.00	300.00	300.00	0.00	1,180.00	1,180.00
11	02/21/2022	03/19/2023		300.00	0.00	0.00	1,253.00'	1,253.00'
10649	11/27/2021	02/26/2023	1,652.00	350.00	350.00	-51.23	1,593.00	1,593.00
10612	09/08/2021	12/07/2022	1,652.00	350.00	350.00	0.00	1,329.00	1,329.00
59	08/23/2021	03/22/2022	1,292.00	150.00	150.00	0.00	1,113.00	1,113.00
10693	03/30/2022	04/22/2023		1,397.00	1,397.00	-203.00	1,199.00'	1,199.00'
54	10/25/2021	10/24/2022	1,292.00	500.00	500.00	0.00	1,072.00	1,072.00
24	11/29/2021	11/28/2022	1,292.00	0.00	0.00	0.01	1,073.00	1,073.00
10671	12/17/2021	01/22/2023	1,382.00	550.00	550.00	0.00	1,130.00	1,130.00
22	05/03/2021	08/02/2022	1,262.00	0.00	0.00	0.00	920.00	920.00
10642	10/01/2021	01/01/2023	1,352.00	150.00	150.00	0.00	966.00	966.00
317	11/08/2021	02/07/2023	1,352.00	1,119.90	1,369.90	0.00	964.00	964.00

<u>**AGREEMENT TO PURCHASE APARTMENTS**</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	CONCX1	CABLE	EMPLCRED	OFCRCRED	Total Billing
253	0.00	0.00	-237.00	0.00	958.00
10672	0.00	0.00	0.00	0.00	1,372.00
411	0.00	0.00	0.00	0.00	1,486.00
337	0.00	0.00	0.00	0.00	1,612.00
10639	0.00	0.00	0.00	0.00	1,630.00
263	0.00	0.00	0.00	0.00	1,368.00
88	0.00	0.00	0.00	0.00	1,357.00
10485	0.00	0.00	0.00	0.00	1,798.00
10618	0.00	0.00	0.00	0.00	1,445.00
177	0.00	0.00	0.00	0.00	1,356.00
10620	0.00	0.00	0.00	0.00	1,522.00
10678	0.00	0.00	0.00	0.00	1,473.00'
10513	0.00	0.00	0.00	0.00	1,265.00
444	0.00	0.00	0.00	0.00	1,227.00
10585	0.00	0.00	0.00	0.00	1,412.00
	0.00	0.00	0.00	0.00	83.00'
10697	0.00	0.00	0.00	0.00	1,538.00'
103	0.00	0.00	0.00	0.00	1,162.00
357	0.00	0.00	0.00	0.00	1,191.00
10523	0.00	0.00	0.00	0.00	1,229.00
10523	0.00	0.00	0.00	0.00	1,344.00'
182	0.00	0.00	0.00	0.00	1,167.00
231	0.00	0.00	0.00	0.00	1,089.00
23	0.00	0.00	0.00	0.00	1,015.00
10616	0.00	0.00	0.00	0.00	1,220.00
295	0.00	0.00	0.00	0.00	1,073.00
10641	0.00	0.00	0.00	0.00	1,013.00
10544	0.00	0.00	0.00	0.00	937.00
10640	0.00	0.00	0.00	0.00	1,055.00
214	0.00	0.00	0.00	0.00	1,070.00
12	0.00	0.00	0.00	0.00	1,055.00
12	0.00	0.00	0.00	0.00	1,120.00'
10599	0.00	0.00	0.00	0.00	1,166.00
10516	0.00	0.00	0.00	0.00	999.00
10647	0.00	0.00	0.00	0.00	1,425.00
10580	0.00	0.00	0.00	0.00	1,341.00
10494	0.00	0.00	0.00	0.00	1,236.00
293	-150.00	0.00	0.00	0.00	1,074.00
386	0.00	0.00	0.00	0.00	1,377.00
10563	0.00	0.00	0.00	0.00	1,296.00
10674	0.00	0.00	0.00	0.00	1,369.00
10669	0.00	0.00	0.00	0.00	1,360.00
371	0.00	0.00	0.00	0.00	1,486.00
10472	0.00	0.00	0.00	0.00	1,465.00
220	0.00	0.00	0.00	0.00	1,557.00
99	0.00	0.00	0.00	0.00	1,444.00
155	0.00	0.00	0.00	0.00	1,350.00
11	0.00	0.00	0.00	0.00	1,190.00
11	0.00	0.00	0.00	0.00	1,281.00'
10649	0.00	0.00	0.00	0.00	1,621.00
10612	0.00	0.00	0.00	0.00	1,339.00
59	-150.00	0.00	0.00	0.00	1,021.00
10693	0.00	0.00	0.00	0.00	1,219.00'
54	0.00	0.00	0.00	0.00	1,100.00
24	0.00	0.00	0.00	0.00	1,131.00
10671	0.00	0.00	0.00	0.00	1,158.00
22	0.00	0.00	0.00	0.00	930.00
10642	0.00	0.00	0.00	0.00	994.00
317	0.00	0.00	0.00	0.00	1,012.00

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	Lease ID	Unit	Floorplan	Unit Designation	SQFT	Unit/Lease Status	Name	Move-In	Move-Out
10579	20817	20204	A	N/A	900	Occupied	Hickey, James	06/11/2021	
10541	20773	20301	A	N/A	900	Occupied	Young, Traci	04/25/2021	
10691	21022	20302	A	N/A	900	Occupied	Jones, Zachary	01/24/2022	
116	20893	20303	A	N/A	900	Occupied	LDS Church, Corp Pres Bishop	09/11/2017	
116	21026	20303	A	N/A	900	Pending renewal	LDS Church, Corp Pres Bishop	09/11/2017	
423	20795	20304	A	N/A	900	Occupied	Luster, Derrik	04/14/2020	
10619	20908	21101	A	N/A	900	Occupied-NTV	King, Derek	09/25/2021	04/01/2022
69	20896	21102	A	N/A	900	Occupied	Spivey, Paul	09/07/2016	
10525	20756	21103	A	N/A	900	Occupied	Arceneaux, Keith	05/28/2021	
10654	20975	21104	A	N/A	900	Occupied	McCorkle, Marissa	12/05/2021	
10491	20928	21201	A	N/A	900	Occupied	Crafts, Zackery	09/19/2020	
300	20771	21202	A	N/A	900	Occupied	Hairston, Mary	04/01/2021	
300	21033	21202	A	N/A	900	Pending renewal	Hairston, Mary	04/01/2021	
39	20966	21203	A	N/A	900	Occupied	Messer, Anthony	11/20/2020	
10604	20881	21204	A	N/A	900	Occupied	Kobza, Taylor	09/11/2021	
10461	20930	21301	A	N/A	900	Occupied	Cox, Josiah	09/11/2020	
420	20769	21302	A	N/A	900	Occupied	Davenport, Jared	03/20/2020	
420	21029	21302	A	N/A	900	Pending renewal	Davenport, Jared	03/20/2020	
10495	20941	21303	A	N/A	900	Occupied	Pitts, Andre	10/26/2020	
149	20829	21304	A	N/A	900	Occupied	Woods, Xavier	01/23/2018	
298	20870	22102	B	N/A	1185	Occupied	Mckinney, Shanice	05/15/2019	
10	20810	22103	B	N/A	1185	Occupied	Addington, Nancy	06/05/2009	
147	20775	22201	B	N/A	1185	Occupied	Coyle, Reggie	04/17/2021	
10556	20791	22202	B	N/A	1185	Occupied	Crockett, Alisa	04/05/2021	
10597	20862	22203	B	N/A	1185	Occupied	Hoang, Peter	08/09/2021	
10555	20790	22204	B	N/A	1185	Occupied	Wilson, Riniscia	05/01/2021	
10630	20925	23102	B	N/A	1185	Occupied	Fergurson, Caine	09/11/2021	
10653	20974	23103	B	N/A	1185	Occupied	Mcgee, Isabelle	11/01/2021	
10520	21015	23201	B	N/A	1185	Occupied	Hawkins, Kaylyn	01/22/2021	
10677	21011	23202	B	N/A	1185	Occupied	Neill, Garrett	12/28/2021	
180	20963	23203	B	N/A	1185	Occupied	McPike, Wayne	05/02/2018	
161	20967	23204	B	N/A	1185	Occupied	Petell, Michael	03/17/2018	
10566	20799	01102W	B	N/A	1185	Occupied	Pylate, Brittani	04/07/2021	
16	20899	01103W	B	N/A	1185	Occupied	Hudson, Jack	05/17/2012	
45	20794	02101W	C	N/A	1335	Occupied	Gemas, William	08/10/2015	
274	20762	02104W	C	N/A	1335	Occupied	Gutierrez, Ceci	02/18/2021	
274	21028	02104W	C	N/A	1335	Pending renewal	Gutierrez, Ceci	02/18/2021	
10587	20842	14101W	B	N/A	1185	Occupied	Curry, Nicholous	05/27/2021	
10660	20984	14104W	B	N/A	1185	Occupied	Duong, Thousand	12/08/2021	
189	20934	22101W	B	N/A	1185	Occupied	Rodriguez, Jo Ellen	06/09/2018	
441	20825	22104W	B	N/A	1185	Occupied	Hawk, Jo	06/24/2020	
65	20759	23101W	B	N/A	1185	Occupied	Paxton, Ann	07/25/2016	
65	21035	23101W	B	N/A	1185	Pending renewal	Paxton, Ann	07/25/2016	
117	21000	23104W	B	N/A	1185	Occupied	Beal, Kathryne	09/12/2017	
Totals:									

* Indicates amounts not included in detail totals

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(c)
Landings of Conroe Apartments

Resh ID	Lease Start	Lease End	Market + Addl.	Required Deposit	Dep On Hand	Balance	Lease Rent	RENT
10579	06/11/2021	06/09/2022	1,302.00	150.00	150.00	0.00	987.00	987.00
10541	04/25/2021	04/24/2022	1,222.00	150.00	150.00	0.00	843.00	843.00
10691	01/24/2022	04/30/2023	1,262.00	150.00	0.00	66.72	1,071.00	1,071.00
116	09/27/2021	03/26/2022	1,222.00	150.00	150.00	0.00	1,097.00	1,097.00
116	03/27/2022	03/26/2023		150.00	0.00	0.00	1,128.00*	1,128.00*
423	04/19/2021	04/17/2022	1,312.00	150.00	150.00	0.00	1,129.00	1,129.00
10619	09/25/2021	10/01/2022	1,332.00	150.00	150.00	-0.42	1,110.00	1,110.00
69	08/23/2021	08/22/2022	1,292.00	0.00	0.00	0.00	1,137.00	1,137.00
10525	05/28/2021	05/29/2022	1,382.00	1,147.00	1,147.00	0.00	987.00	987.00
10654	12/05/2021	01/11/2023	1,332.00	550.00	550.00	0.00	1,210.00	1,210.00
10491	09/20/2021	09/26/2022	1,352.00	150.00	400.00	0.00	1,120.00	1,120.00
300	04/01/2021	04/03/2022	1,302.00	400.00	400.00	-4.22	917.00	917.00
300	04/04/2022	07/02/2023		400.00	0.00	0.00	990.00*	990.00*
39	11/20/2021	11/19/2022	1,302.00	800.00	800.00	0.00	997.00	997.00
10604	09/11/2021	12/11/2022	1,302.00	150.00	150.00	0.00	1,076.00	1,076.00
10461	09/11/2021	09/03/2022	1,222.00	150.00	150.00	118.98	966.00	966.00
420	03/16/2021	03/13/2022	1,312.00	150.00	400.00	0.00	949.00	949.00
420	03/14/2022	04/16/2023		150.00	0.00	0.00	1,049.00*	1,049.00*
10495	11/01/2021	10/31/2022	1,312.00	550.00	550.00	0.00	1,010.00	1,010.00
149	05/31/2021	05/29/2022	1,222.00	500.00	500.00	-2,001.28	939.00	939.00
298	08/16/2021	08/15/2022	1,552.00	550.00	550.00	0.00	1,214.00	1,214.00
10	06/07/2021	06/06/2022	1,462.00	200.00	200.00	0.00	1,124.00	1,124.00
147	04/17/2021	04/17/2022	1,522.00	250.00	807.85	0.00	1,189.00	1,189.00
10556	04/05/2021	05/04/2022	1,522.00	250.00	500.00	0.00	1,287.00	1,287.00
10597	08/09/2021	08/08/2022	1,522.00	250.00	250.00	-1,492.02	1,359.00	1,359.00
10555	05/01/2021	05/24/2022	1,472.00	650.00	650.00	1,433.42	1,222.00	1,222.00
10630	09/11/2021	12/10/2022	1,502.00	250.00	250.00	0.00	1,416.00	1,416.00
10653	11/01/2021	11/30/2022	1,502.00	250.00	250.00	0.00	1,308.00	1,308.00
10520	01/24/2022	04/24/2022	1,522.00	250.00	250.00	0.00	1,701.00	1,701.00
10677	12/28/2021	03/20/2023	1,522.00	650.00	650.00	-33.30	1,404.00	1,404.00
180	10/11/2021	10/17/2022	1,432.00	1,125.00	1,125.00	0.00	1,298.00	1,298.00
161	12/06/2021	12/04/2022	1,432.00	150.00	150.00	0.00	1,218.00	1,218.00
10566	04/07/2021	04/13/2022	1,502.00	650.00	650.00	242.42	1,315.00	1,315.00
16	08/23/2021	07/15/2022	1,502.00	0.00	0.00	0.00	1,204.00	1,204.00
45	05/31/2021	05/29/2022	1,632.00	850.00	850.00	0.00	1,339.00	1,339.00
274	02/18/2021	02/20/2022	1,632.00	0.00	400.00	0.00	1,109.00	1,109.00
274	02/21/2022	02/19/2023		0.00	0.00	0.00	1,168.00*	1,168.00*
10587	05/27/2021	06/19/2022	1,552.00	650.00	648.38	0.00	1,437.00	1,437.00
10660	12/08/2021	12/14/2022	1,502.00	250.00	250.00	0.00	1,195.00	1,195.00
189	10/04/2021	10/03/2022	1,462.00	500.00	500.00	0.00	1,265.00	1,265.00
441	06/24/2021	06/23/2022	1,552.00	250.00	250.00	0.00	1,237.00	1,237.00
65	04/26/2021	04/24/2022	1,462.00	750.00	750.00	0.00	1,189.00	1,189.00
65	04/25/2022	01/22/2023		750.00	0.00	0.00	1,341.00*	1,341.00*
117	12/27/2021	12/25/2022	1,462.00	1,100.00	1,100.00	0.00	1,159.00	1,159.00
Totals:			299,040.00	96,482.87	100,710.16	-8,414.08	236,889.00	236,889.00

* Indicates amou

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)

Landings of Conroe Apartments

Resh ID 10579 10541 10691 116 116 423 10619 69 10525 10654 10491 300 300 39 10604 10461 420 420 10495 149 298 10 147 10556 10597 10555 10630 10653 10520 10677 180 161 10506 16 45 274 274 10587 10660 189 441 65 65 117 Totals: * Indicates amou AMENITYFEE 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00 5.00* 5.00 945.00 PESTCONTROL 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00 5.00* 5.00 5.00 5.00 5.00 5.00 5.00* 5.00 945.00 RPINSU 0.00 0.00 18.00 0.00 18.00* 18.00 18.00 0.00 0.00 18.00 18.00 0.00 18.00* 0.00 0.00 0.00 0.00 18.00* 18.00 0.00 0.00 0.00 0.00 0.00 18.00 0.00 18.00 18.00 18.00 18.00 18.00 18.00 0.00 0.00 0.00 0.00 18.00* 0.00 18.00 18.00 0.00 0.00 18.00* 18.00 1,656.00 PARKING 30.00 0.00 0.00 0.00 0.00 30.00 0.00 60.00 0.00 0.00 0.00 30.00 30.00* 0.00 0.00 0.00 60.00 60.00* 0.00 0.00 30.00 30.00 0.00 0.00 30.00 0.00 0.00 0.00 0.00 0.00 0.00 60.00 0.00 30.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 30.00 30.00* 30.00 1,830.00 PET RENT 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 20.00 20.00* 0.00 0.00 0.00 0.00 0.00 20.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 720.00RESPARK 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 40.00 40.00* 0.00 0.00 0.00 0.00 0.00 0.00 0.00 480.00 INTERNET 0.00 0.00 55.00 0.00 0.00 0.00 0.00 0.00 0.00 55.00 0.00 0.00 0.00 0.00 0.00 55.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 220.00 WASH/DRY 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 100.00 AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(c) Landings of Conroe Apartments

Resh ID	CONCX1	CABLE	EMPLCRED	OFCRCRED	Total Billing
10579	0.00	0.00	0.00	0.00	1,027.00
10541	0.00	0.00	0.00	0.00	853.00
10691	0.00	0.00	0.00	0.00	1,154.00
116	0.00	0.00	0.00	0.00	1,107.00
116	0.00	0.00	0.00	0.00	1,156.00*
423	0.00	0.00	0.00	0.00	1,187.00
10619	0.00	0.00	0.00	0.00	1,138.00
69	0.00	0.00	0.00	0.00	1,207.00
10525	0.00	0.00	0.00	0.00	997.00
10654	0.00	0.00	0.00	0.00	1,293.00
10491	0.00	0.00	0.00	0.00	1,168.00
300	0.00	0.00	0.00	0.00	957.00
300	0.00	0.00	0.00	0.00	1,048.00*
39	0.00	0.00	0.00	0.00	1,007.00
10604	0.00	0.00	0.00	0.00	1,086.00
10461	0.00	0.00	0.00	0.00	1,031.00
420	0.00	0.00	0.00	0.00	1,039.00
420	0.00	0.00	0.00	0.00	1,157.00*
10495	0.00	0.00	0.00	0.00	1,038.00
149	0.00	0.00	0.00	0.00	949.00
298	0.00	0.00	0.00	0.00	1,254.00
10	-150.00	0.00	0.00	0.00	1,014.00
147	0.00	0.00	0.00	0.00	1,199.00
10556	0.00	0.00	0.00	0.00	1,317.00
10597	0.00	0.00	0.00	0.00	1,417.00
10555	0.00	0.00	0.00	0.00	1,232.00
10630	0.00	0.00	0.00	0.00	1,444.00
10653	0.00	0.00	0.00	0.00	1,336.00
10520	0.00	0.00	0.00	0.00	1,729.00
10677	0.00	0.00	0.00	0.00	1,432.00
180	0.00	0.00	0.00	0.00	1,326.00
161	0.00	0.00	0.00	0.00	1,306.00
10566	0.00	0.00	0.00	0.00	1,325.00
16	0.00	0.00	0.00	0.00	1,244.00
45	0.00	0.00	0.00	0.00	1,349.00
274	0.00	0.00	0.00	0.00	1,159.00
274	0.00	0.00	0.00	0.00	1,236.00*
10587	0.00	0.00	0.00	0.00	1,447.00
10660	0.00	0.00	0.00	0.00	1,223.00
189	0.00	0.00	0.00	0.00	1,293.00
441	0.00	0.00	0.00	0.00	1,247.00
65	0.00	0.00	0.00	0.00	1,229.00
65	0.00	0.00	0.00	0.00	1,399.00*
117	0.00	0.00	0.00	0.00	1,217.00
Totals:	**-450.00**	**55.00**	**-237.00**	**-562.00**	**242,591.00**

* Indicates amou

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Hilltop Residential LLC - Landings of Conroe

RENT ROLL DETAIL

02/15/2022 02:38 PM

As of Date: 02/15/2022

Parameters: Properties: - all subproperties-; Show All Unit Designations or Filter by: ALL; Subjournals: ALL; Sort by: Unit; Report Type: Details + Summary; Exclude Formers?: Yes; Show Unit Rent as: Market + Addl.

Amt / SQFT: Market = 231,720 SQFT; Leased = 220,440 SQFT;

Floorplan	# Units	Average SQFT	Average Market + Addl.	Market + Addl. Amt/SQFT	Average Leased	Leased Amt/SQFT	Units Occupied	Occupancy %	Units Available
A	48	900	1,307.83	1.45	1,030.15	1.14	46	95.83	3
B	96	1,185	1,505.65	1.27	1,259.15	1.06	88	91.67	10
C	56	1,335	1,637.89	1.23	1,405.30	1.05	56	100.00	3
Totals / Averages:	200	1,159	1,495.20	1.29	1,246.78	1.07	190	95.00	16

<u>AGREEMENT TO PURCHASE APARTMENTS</u> – Schedule 5.01(c)
Landings of Conroe Apartments

Hilltop Residential LLC - Landings of Conroe RENT ROLL DETAIL 02/15/2022 02:38 PM As of Date: 02/15/2022 Parameters: Properties: - all subproperties-; Show All Unit Designations or Filter by: ALL; Subjournals: ALL; Sort by: Unit; Report Type: Details + Summary; Exclude Formers?: Yes; Show Unit Rent as: Market + Addl. Occupancy and Rents Summary for Current Date Unit Status Occupied, no NTV Occupied, NTV Occupied NTV Leased Vacant Leased Admin/Down Vacant Not Leased Totals: Market + Addl. 266,226.00 15,090.00 2,794.00 4,386.00 1,552.00 8,992.00 299,040.00 #Units 178 10 2 3 1 6 200 Potential Rent 222,374.00 11,928,00 2,587.00 4,386.00 1,552.00 8,992.00 251,819.00 Summary Billing by Transaction Code for Current Date Code Amount AMENITYFEE CABLE CONCX1 EMPLCRED INTERNET OFCRCRED PARKING PESTCONTROL PET RENT RENT RESPARK RPINSU WASH/DRY Total: 945.00 55.00 -450.00 -237.00 220.00 -562.00 1,830.00 945.00 720.00 236,889.00 480.00 1,656.00 100.00 242,591.00 AGREEMENT TO PURCHASE APARTMENTS - Schedule 5.01(c) Landings of Conroe Apartments

SCHEDULE 5.01(d)

APARTMENTS OCCUPIED BY SELLER OR SELLER’S MANAGEMENT COMPANY PERSONNEL OR LEASES WITH SELLER OR ITS AFFILIATES

1.	Carolyn Steele in Unit 14203. $237/month discount (20%)

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(d)
Landings of Conroe Apartments

SCHEDULE 5.01(h)

LITIGATION

None

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(h)
Landings of Conroe Apartments

SCHEDULE 5.01(k)

PENDING TAX APPEALS

Seller is currently appealing the taxes for the calendar year 2021.

AGREEMENT TO PURCHASE APARTMENTS – Schedule 5.01(k)
Landings of Conroe Apartments